================================================================================
                                                                     Exhibit 4.2

                        MULTICURRENCY CREDIT AGREEMENT


                                  Dated as of


                                 June 30, 1999


                                     Among


                               APTARGROUP, INC.,


                           THE LENDERS PARTY HERETO,


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   as Agent


                                      and


                        BANC OF AMERICA SECURITIES LLC,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

                                                                          PAGE
SECTION 1. DEFINITIONS; INTERPRETATION...................................    1
           Section 1.1.  Definitions.....................................    1
           Section 1.2.  Interpretation..................................   10
           Section 1.3.  Euro Provisions.................................   10

SECTION 2. THE CREDIT FACILITIES.........................................   11
           Section 2.1.  Ratable Borrowings under the Revolving Credit...   11
           Section 2.2.  Types of Loans and Minimum Borrowing Amounts....   11
           Section 2.3.  Manner of Borrowing.............................   12
           Section 2.4.  Interest Periods................................   14
           Section 2.5.  Maturity of Loans...............................   14
           Section 2.6.  Applicable Interest Rates.......................   14
           Section 2.7.  Optional Prepayments............................   18
           Section 2.8.  Mandatory Prepayments of Loans..................   18
           Section 2.9.  Default Rate....................................   18
           Section 2.10. Loan Accounts...................................   19
           Section 2.11. Funding Indemnity...............................   19
           Section 2.12. Commitment Reductions...........................   19

SECTION 3. FEES AND PAYMENTS.............................................   20
           Section 3.1.  Fees............................................   20
           Section 3.2.  Place and Application of Payments...............   20
           Section 3.3.  Withholding Taxes...............................   21

SECTION 4. CONDITIONS PRECEDENT..........................................   22
           Section 4.1.  Agreement Effectiveness.........................   22
           Section 4.2.  All Credit Events...............................   23

SECTION 5. REPRESENTATIONS AND WARRANTIES................................   23
           Section 5.1.  Organization....................................   23
           Section 5.2.  Corporate Power and Authority...................   23
           Section 5.3.  No Violation....................................   24
           Section 5.4.  Governmental Authorization......................   24
           Section 5.5.  Litigation......................................   24
           Section 5.6.  Use of Proceeds; Margin Regulations.............   24
           Section 5.7.  Investment Company Act..........................   25
           Section 5.8.  Public Utility Holding Company Act..............   25
           Section 5.9.  True and Complete Disclosure....................   25

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
           Section 5.10.  Financial Statements................................................    25
           Section 5.11.  No Material Adverse Change..........................................    25
           Section 5.12.  Labor Controversies.................................................    25
           Section 5.13.  Taxes...............................................................    25
           Section 5.14.  ERISA...............................................................    26
           Section 5.15.  Intellectual Property...............................................    26
           Section 5.16.  Compliance with Statutes, Etc.......................................    26
           Section 5.17.  Environmental Matters...............................................    26
           Section 5.18.  Existing Debt.......................................................    27
           Section 5.19.  No Burdensome Restrictions; Compliance with Agreements..............    27
           Section 5.20.  Year 2000 Problem...................................................    27

SECTION 6. COVENANTS..........................................................................    27
           Section 6.1.  Existence............................................................    27
           Section 6.2.  Maintenance..........................................................    27
           Section 6.3.  Taxes................................................................    28
           Section 6.4.  ERISA................................................................    28
           Section 6.5.  Insurance............................................................    28
           Section 6.6.  Financial Reports and Other Information..............................    28
           Section 6.7.  Lender Inspection Rights.............................................    30
           Section 6.8.  Conduct of Business..................................................    31
           Section 6.9.  Fiscal Years and Quarters............................................    31
           Section 6.10. Limitation on Certain Restrictions on Subsidiaries...................    31
           Section 6.11. Mergers, Consolidations and Asset Sales..............................    31
           Section 6.12. Use of Property and Facilities; Environmental,
                             Health and Safety Laws...........................................    32
           Section 6.13. Liens................................................................    32
           Section 6.14. Debt.................................................................    33
           Section 6.15. Advances, Acquisitions, Investments and Loans........................    33
           Section 6.16. Dividends and Other Shareholder Distributions........................    35
           Section 6.17. Leverage.............................................................    35
           Section 6.18. Interest Coverage Ratio..............................................    35
           Section 6.19. Transactions with Affiliates.........................................    35
           Section 6.20. Compliance with Laws.................................................    35
           Section 6.21. Take or Pay Contracts................................................    35
           Section 6.22. Inconsistent Agreements..............................................    36

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.....................................................    36
           Section 7.1.  Events of Default....................................................    36
           Section 7.2.  Non-Bankruptcy Defaults..............................................    38
           Section 7.3.  Bankruptcy Defaults..................................................    38
           Section 7.4.  Notice of Default....................................................    38
           Section 7.5.  Expenses.............................................................    38

SECTION 8. CHANGE IN CIRCUMSTANCES............................................................    38
           Section 8.1.  Change of Law........................................................    38
           Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR...........    39

             Section 8.3.  Increased Cost and Reduced Return.............  39
             Section 8.4.  Lending Offices...............................  40
             Section 8.5.  Discretion of Lender as to Manner of Funding..  40
             Section 8.6.  Substitution of Lender........................  41

SECTION 9.   THE AGENT...................................................  41
             Section 9.1.  Appointment and Authorization.................  41
             Section 9.2.  Delegation of Duties..........................  41
             Section 9.3.  Liability of Agents...........................  41
             Section 9.4.  Reliance by Agent.............................  42
             Section 9.5.  Notice of Default.............................  42
             Section 9.6.  Credit Decision...............................  42
             Section 9.7.  Indemnification...............................  43
             Section 9.8.  Agent in Individual Capacity..................  43
             Section 9.9.  Successor Agent...............................  44

SECTION 10.  MISCELLANEOUS...............................................  44
             Section 10.1.  No Waiver of Rights..........................  44
             Section 10.2.  Non-Business Day.............................  44
             Section 10.3.  Documentary Taxes............................  44
             Section 10.4.  Survival of Representations..................  44
             Section 10.5.  Survival of Indemnities......................  45
             Section 10.6.  Sharing of Set-off...........................  45
             Section 10.7.  Notices......................................  45
             Section 10.8.  Counterparts.................................  46
             Section 10.9.  Successors and Assigns.......................  46
             Section 10.10. Participants.................................  46
             Section 10.11. Assignments of Commitments by Lenders........  46
             Section 10.12. Amendments...................................  47
             Section 10.13. Headings.....................................  47
             Section 10.14. Legal Fees, Other Costs and Indemnification..  47
             Section 10.15. Set Off......................................  48
             Section 10.16. Entire Agreement.............................  48
             Section 10.17. Governing Law; Submission to Jurisdiction;
                                 Waiver of Jury Trial....................  48
             Section 10.18. Confidentiality..............................  49
             Section 10.19. Severability.................................  49
             Section 10.20. Currency.....................................  49
             Section 10.21. Currency Equivalence.........................  50

EXHIBITS
--------

Exhibit A    --       Form of Notice of Borrowing
Exhibit B    --       Form of Notice of Conversion/Continuation
Exhibit C    --       Form of Compliance Certificate
Exhibit D    --       Form of Assignment Agreement


SCHEDULES
---------

Schedule 1            Notice of Assignment and Acceptance
Schedule 2.1          Commitments
Schedule 5.1          Subsidiaries
Schedule 5.18         Debt
Schedule 6.15         Existing Loans, Advances and Investments
Schedule 10.2         Lending Offices, Address for Notices

     MULTICURRENCY CREDIT AGREEMENT, dated as of June 30, 1999, among AptarGroup, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and, collectively, the "Lenders") and Bank of America National Trust and Savings Association, as Agent. Capitalized terms used herein are defined in Section 1.

SECTION 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1. Definitions.  The following terms when used herein have the
                  -----------
following meanings:

     "Affiliate" means, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agent" means BofA acting in its capacity as agent for the Lenders and any successor pursuant to Section 9.9.

     "Agent-Related Persons" means BofA in its capacity as Agent and any successor Agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Applicable Eurocurrency Margin" is defined in Section 2.6(b).

     "Arranger" means Banc of America Securities LLC.

     "Asset Sale" means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory in the ordinary course of business, (ii) sales of equipment and other fixed assets no longer used or useful in the business of the Borrower or any of its Subsidiaries, as determined by the Borrower or such Subsidiary in its reasonable judgment, (iii) sales of equipment and other fixed assets if the proceeds thereof are used to purchase additional equipment or fixed assets and (iv) cash.

     "Assignment Agreement" means an agreement in substantially the form of Exhibit D whereby a Lender conveys part or all of its Commitments and Loans to another Person that thereupon becomes a Lender, or that increases its Commitments or outstanding Loans, or both, pursuant to Section 10.11.

     "Base Rate" is defined in Section 2.6(a).

     "Base Rate Loan" means a Loan denominated in U.S. Dollars bearing interest prior to maturity at the rate specified in Section 2.6(a).

     "BofA" means Bank of America National Trust and Savings Association, a national banking association.

     "Borrower" is defined in the preamble.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by Lenders on a single date and, in the case of Eurocurrency Loans, in a single currency and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" (in the case of Eurocurrency Loans) on the date a new Interest Period commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.3(a).

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois, San Francisco, California or New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits in the interbank market in London, England, and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Optional Currency, on which banks and foreign exchange markets are open for business in both London and in the city where disbursements of or payments on such Loans are to be made (and, if such Optional Currency is Euros, a day on which (x) the Trans-European Automated Real-time Gross Settlement Express Transfer System (or any successor settlement system) is open and (y) the banks and foreign exchange markets are open in such financial center as is determined by the Agent to be suitable for clearing or settlement of Euros).

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) domestic and Eurodollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any bank whose short-term debt rating from Standard & Poor's Ratings Service ("S&P") is at least A-1 or the equivalent or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition, (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by

Moody's maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, and (vi) other similar high quality instruments of equivalent United States rating in countries where Subsidiaries organized under laws of jurisdictions outside of the United States are located.

     A "Change of Control Event" shall be deemed to have occurred if (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of more than 50% of the outstanding Voting Stock of the Borrower, or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitments" is defined in Section 2.1.

     "Compliance Certificate" means a certificate in the form of Exhibit C.

     "Consolidated Debt" means all Debt of the Borrower determined on a consolidated basis.

     "Consolidated EBIT" means, for any period, Consolidated Net Income before Consolidated Interest Expense and provisions for taxes based on income and without giving effect to any extraordinary gains or losses.

     "Consolidated EBITDA" means, for any period, Consolidated EBIT plus the amount of all depreciation and amortization expense deducted in determining Consolidated EBIT for such period.

     "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower determined on a consolidated basis in connection with Debt.

     "Consolidated Interest Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

     "Consolidated Leverage Ratio" means, as of any time the same is to be determined, the ratio of (x) Consolidated Debt to (y) Total Capitalization.

     "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower on a consolidated basis for such period taken as a single accounting period, after eliminating therefrom all extraordinary non-cash items of income.

     "Consolidated Net Worth" means the aggregate amount of the Borrower's shareholders' equity determined from its consolidated balance sheet.

     "Contractual Obligations" means, for any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

     "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Documents" means this Agreement and any other agreements between any Lender and the Borrower executed in connection with this Agreement.

     "Credit Event" means the advance, conversion or continuation of any Loan (including by failing to give notice of non-renewal).

     "Debt" means all items described in clauses (i) through (vii) of the definition of Indebtedness.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Effective Date" is defined in Section 4.1.

     "Eligible Assignee" means a commercial bank incorporated or organized under the laws of the United States of America, any state or political subdivision thereof or another member country of the Organization for Economic Cooperation and Development with a net worth or combined capital and surplus of not less than $500,000,000.

     "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

     "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third state of EMU.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (a) any and all Claims by a Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" means any United States federal, state or local statute, law, rule, regulation, ordinance, code, policy having the force of law or rule of common law now or hereafter in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, in each case relating to the environment, health, safety or Hazardous Materials.

     "ERISA" is defined in Section 5.13.

     "Euro" means the single currency of Participating Member States of the European Union.

     "Eurocurrency Loan" means a Loan denominated in U.S. Dollars or an Optional Currency and bearing interest before maturity at the rate specified in Section 2.6(b).

     "Eurocurrency Reserve Percentage" is defined in Section 2.6(b).

     "Euro Unit" means a currency unit of the Euro.

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Existing Credit Agreements" means (i) the Credit Agreement dated as of August 26, 1994, as amended to the date hereof, among the Borrower, the Lenders party thereto and ABN AMRO Bank N.V., as Agent and (ii) the Credit Agreement dated as of February 12, 1999 between the Borrower and Bank of America National Trust and Savings Association.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate in Section 2.6(a).

     "GAAP" means generally accepted accounting principles from time to time in effect, applied in a manner consistent with those used in the preparation of the audited financial statements for the Borrower's fiscal year ending December 31, 1998 referred to in Section 5.10.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Hazardous Material" means (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum product and any chemical, material or other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law.

     "Indebtedness" means, for any Person, all obligations of such Person, without duplication, required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued expenses arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) capitalized lease obligations of such Person, (vi) all Indebtedness (as defined above) of any partnership in which such Person is a general partner, (vii) the outstanding principal amount then owed to investors in connection with the sale of the Borrower's or any of its Subsidiaries' accounts receivable, (viii) obligations of such Person in respect of Synthetic Leases and (ix) obligations for which such Person is obligated pursuant to a Guaranty.

     "Indemnified Person" is defined in Section 10.14.

     "Interest Payment Date" means (a) for a Base Rate Loan, each March 31, June 30, September 30 and December 31 and the Termination Date, (b) for a Eurocurrency Loan with an Interest Period of 3 months or less, the last day of such Interest Period and the Termination Date, and (c) for a Eurocurrency Loan with an Interest Period of 6 months, the date that is 3 months from the first day of such Interest Period and the last day of such Interest Period and the Termination Date.

     "Interest Period" is defined in Section 2.4.

     "Lender" is defined in the first sentence of this Agreement.

     "Lending Office" is defined in Section 8.4.

     "LIBOR" is defined in Section 2.6(b).

     "Lien" means any interest in any Property or asset securing an obligation owed to, or a claim by, a Person other than the owner of the Property or asset, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" means a Base Rate Loan or Eurocurrency Loan, each of which is a "type" of Loan hereunder.

     "Margin Testing Time" is defined in Section 2.6(b).

     "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of (i) the Borrower or (ii) the Borrower and its Subsidiaries taken as a whole.

     "National Currency Unit" means a unit of currency (other than a Euro Unit) of a Participating Member State.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit
A.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

     "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and all other payment obligations of the Borrower to the Agent or any Lender arising under or in relation to any Credit Document.

     "Optional Currency" means Pounds Sterling, Deutsche Mark, Australian Dollars, French Francs, Italian Lira and Euros and any other currency requested by the Borrower and acceptable to the Agent and all Lenders provided such requested currency is freely available in the international bank market, freely transferable and freely convertible into U.S. Dollars and readily utilized for the settlement of private international debt transactions.

     "Participating Member State" means each such state so described in any EMU Legislation.

     "Payment Office" means (a) in respect of payments in Dollars, the address for payments set forth on Schedule 10.7 or such other address as the Agent may from time to time specify in accordance with Section 10.7 and, (b) in the case of payments in any Optional Currency, such address as the Agent may from time to time specify in accordance with Section 10.7.

     "PBGC" is defined in Section 5.14.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided that, if the Commitments are terminated, each Lender's Percentage will be calculated based on the percentage which such Lender's then outstanding principal amount of Loans is of the aggregate outstanding principal amount of Loans of all Lenders.

     "Permitted Liens" is defined in Section 6.13.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or any of its Subsidiaries is a member or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or any of its Subsidiaries is a member is then making or accruing an obligation to make contributions or has within the preceding five plan years made or had an obligation to make contributions.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Required Lenders" means, at any time, Lenders then holding in aggregate more than 50% of the Percentages.

     "Same Day Funds" means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Optional Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the Relevant Optional Currency.

     "SEC" means the Securities and Exchange Commission.

     "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "Set-Off" is defined in Section 10.6.

     "Subsidiary" means, for the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

     "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "Operating Lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and
(ii) the lessee will be entitled to various benefits ordinarily available to owners (as opposed to lessees) of like property.

     "Termination Date" means the earlier to occur of (i) June 30, 2004 and (ii) the date on which all Obligations owed to the Lenders have been irrevocably paid in full and the Commitments have been terminated.

     "Total Capitalization" means the sum of Consolidated Debt plus Consolidated Net Worth.

     "Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992, and came into force on 1 November 1993) as amended from time to time.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the relevant Controlled Group to the PBGC or the Plan.

     "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Optional Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Optional Currency.

     "Voting Stock" of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan", as defined in Section 3(l) of ERISA.

     "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) are owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     "Year 2000 Problem" means the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     Section 1.2.  Interpretation.  The foregoing definitions shall be equally
                   --------------
applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP as in effect from time to time except where such principles are inconsistent with the specific provisions of this Agreement; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change after the date hereof in GAAP (including its generally accepted application or interpretation) on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders wish to amend any provision for such purpose), then such provision shall be interpreted, and compliance with such provision shall be determined, on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower, the Agent and the Required Lenders.

     Section 1.3.  Euro Provisions.
                   ---------------

     (a) If and to the extent that any provision of this Agreement dealing with Euros relates to any state (or the currency of such state) that is not a Participating Member State on the date hereof, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

     (b) If, pursuant to any applicable EMU Legislation, any Loan is capable of being made either in the Euro or in a National Currency Unit, such Loan shall be made in Euro or such National Currency Unit as the Borrower may select.

     (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that is or becomes a Participating Member State shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State, provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the applicable Interest Period.

     (d) Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation, each reference in this Agreement to fixed amount or fixed amounts in a National Currency Unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient fixed amount or fixed amounts in the Euro Unit as the Agent may from time to time specify.

     (e) Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, except as expressly provided in this Section, each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent in consultation with the Borrower may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

SECTION 2.  THE CREDIT FACILITIES.

     Section 2.1. Ratable Borrowings under the Revolving Credit.  Subject to the
                  ---------------------------------------------
terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Loan") to the Borrower from time to time before the Termination Date on a revolving basis up to the amount of its commitment set forth on Schedule 2.1 or pursuant to Section 10.11 (for each Lender, as such amounts may be reduced from time to time in accordance with the terms hereof, its "Commitment" and in the aggregate the "Commitments"), subject to any reductions thereof. The aggregate principal amount of Loans outstanding (which, for purposes of this Agreement in the case of Eurocurrency Loans denominated in an Optional Currency shall mean the U.S. Dollar Equivalent thereof) to the Borrower shall not at any time exceed the Commitments in effect at such time. Each Borrowing of Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof.

     Section 2.2. Types of Loans and Minimum Borrowing Amounts.  Borrowings of
                  --------------------------------------------
Loans may be outstanding as either Base Rate Loans or Eurocurrency Loans, as selected by the Borrower pursuant to Section 2.3. Each Borrowing of Base Rate Loans shall be in an amount not less than $5,000,000, or any larger amount that is an integral multiple of $1,000,000. Each Borrowing of Eurocurrency Loans denominated in U.S. Dollars shall be in a minimum amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000. Each Borrowing of Eurocurrency Loans denominated in an Optional Currency shall be in a minimum amount for which the U.S. Dollar Equivalent is $10,000,000 or such greater amount which is an integral multiple of 1,000,000 units of the relevant currency or, solely in the case of a Eurocurrency Loan denominated in an Optional Currency being continued in the same currency, if less, the same amount of such currency.

     Section 2.3.  Manner of Borrowing.
                   -------------------

     (a) Notice to the Agent. The Borrower shall give irrevocable notice to the Agent in the form of a Notice of Borrowing by no later than 10:30 a.m. (Chicago time) (i) at least (x) three (3) Business Days in the case of Eurocurrency Loans denominated in U.S. Dollars and (y) four (4) Business Days in the case of Eurocurrency Loans denominated in any Optional Currency before the date on which the Borrower requests Lenders to advance a Borrowing of Eurocurrency Loans and
(ii) on the date the Borrower requests Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each of its Borrowings or, subject to Section 2.2's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans denominated in the same currency for an Interest Period or Interest Periods specified by the Borrower or, if such Borrowing is denominated in U.S. Dollars, convert part or all of such Borrowing into Base Rate Loans, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower. Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Base Rate Loans or of Base Rate Loans into Eurocurrency Loans must be given to the Agent in the form of a Notice of Conversion/Continuation by no later than 10:30 a.m. (Chicago time) at least (x) three (3) Business Days before the date of the requested continuation or conversion for Loans denominated in U.S. Dollars and (y) four (4) Business Days before the date of a requested continuation in the case of Eurocurrency Loans denominated in an Optional Currency. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) and shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), for Borrowings, the amount of the requested Borrowing, the type of Loans to comprise such new, continued or converted Borrowing, and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency in which such Borrowing is to be denominated and the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon. There shall not be more than eight (8) Borrowings of Eurocurrency Loans outstanding at any one time.

     (b) U.S. Dollar Equivalent Determination. The Administrative Agent will determine the U.S. Dollar Equivalent Amount with respect to any (i) Borrowing comprised of Eurocurrency Loans in Optional Currencies as of the requested borrowing date, conversion date or continuation date, (ii) outstanding Loans in Optional Currencies as of the last Business Day of each month, and (iii) during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Required Banks (but in no event more frequently than once a week) (each such date a "Determination Date").

     (c) Notice to the Lenders. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.3(a) relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender of the interest rate applicable to each Borrowing of Eurocurrency Loans (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     (d) Borrower's Failure to Notify. In the event the Borrower fails to give notice pursuant to Section 2.3(a) of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans or the conversion of U.S. Dollar Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 2.3(a) and has not notified the Agent within the period required by Section 2.7 that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same currency with an Interest Period of one month, subject to Section 4.2 hereof, including the restrictions contained in the definition of "Interest Period."

     (e) Disbursement of Loans. Each Lender will make the amount of its ratable share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office on the borrowing date requested by the Borrower in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in U.S. Dollars, by 11:00 a.m. (Chicago time), (ii) in the case of a Borrowing comprised of Optional Currency Loans, by such time as the Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. The proceeds of all such Loans will then be made available to the Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Borrower of like funds as received by the Agent; provided that the Agent shall disburse such funds as it has received from the Lenders to the Borrower (x) in the case of loans denominated in U.S. Dollars, no later than 11:00 a.m. (Chicago time), and (y) in the case of Optional Currency Loans no later than two hours after the funding deadline specified by the Agent under clause (ii) above. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (f) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

     Section 2.4.  Interest Periods. As provided in Section 2.3(a), at the time
                   ----------------
of each request for the advance or continuation of, or conversion into, a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Eurocurrency Loans is advanced, continued, or created by conversion and ending on the date 1, 2, 3 or 6 months thereafter; provided, however, that:

          (a) the Borrower may not select an Interest Period for a Borrowing of Loans that extends beyond the Termination Date;

          (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (c) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.5.  Maturity of Loans. Unless an earlier date is provided for
                   -----------------
under the terms of this Agreement, each Loan shall mature and become due and payable by the Borrower on the Termination Date.

     Section 2.6.  Applicable Interest Rates. (a) Base Rate Loans. Each Base
                   -------------------------      ---------------
Rate Loan shall bear interest (computed on the basis of a 365 or 366 day year, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate from time to time in effect, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

     "Base Rate" means for any day the greater of:

          (i) the floating commercial loan rate announced by the Agent from time to time as its "reference rate" for U.S. Dollar loans, in effect on such day, with any change in such announced rate to be effective on the date of the relevant change; and

          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided, that
     (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average rate quoted to the Agent on such day for such transactions as determined by the Agent, plus (y) 1/2 of 1% (0.50%).

     (b)  Eurocurrency Loans.  Each Eurocurrency Loan shall bear interest
          ------------------
(computed on the basis of (x) a year of 365 days and actual days elapsed in the case of Eurocurrency Loans denominated in Pounds Sterling and (y) a year of 360 days and actual days elapsed in the case of all other Eurocurrency Loans; provided that if the Borrower and the Agent mutually determine that a different convention or practice arises with respect to Euros in the London interbank market, computation of interest on Loans denominated in Euros shall be made based on such convention or practice) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Eurocurrency Margin plus the Offshore Rate applicable to such Loan, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
     Eurocurrency Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

          Offshore Rate =             LIBOR
                          ---------------------------
                   1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest
           -----------------------------
          Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (applicable to
          BofA) under regulations issued from time to time by the Board of Governors of the Federal Reserve

          System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means (i) with respect to Eurocurrency Loans denominated in
           -----
          U.S. Dollars or Optional Currencies other than Euros the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rate of interest per annum notified to the Agent by BofA as the rate of interest at which deposits in U.S. Dollars or Optional Currencies in the approximate amount of the Loan to be made or continued as, or converted into, an Eurocurrency Rate Loan by BofA (in its capacity as a Lender) and having a maturity comparable to such Interest Period would be offered to major banks in the relevant interbank market at their request at approximately 10:30 a.m. (Chicago time) two Business Days prior to the commencement of such Interest Period and (ii) with respect to Eurocurrency Loans denominated in Euros, the rate appearing on the applicable page of the Dow Jones Telerate Monitor Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rate applicable to Euro deposits in the London interbank market or, if no such service is available the rate notified to the Agent by BofA as the rate it would offer Euros to major banks in the London interbank market) as a rate of interest at which Euros in the approximate amount of the Loan to be made or continued as, or converted into, a Eurocurrency Loan by BofA (in its capacity as a Lender) and having a maturity comparable to such Interest Period at approximately 10:30 a.m. (Chicago time) two Business Days prior to the commencement of such Interest Period or such other date as is customary in the relevant Euro interbank market.

          The Eurocurrency Rate shall be adjusted automatically as to all Eurocurrency Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Applicable Eurocurrency Margin" means, with respect to the Eurocurrency Loans as follows:

                   IF AS OF THE RELEVANT                       APPLICABLE
                 MARGIN TESTING TIME, THE                      MARGIN FOR
                   CONSOLIDATED LEVERAGE                   EUROCURRENCY LOANS
                           RATIO                                   IS
                            IS

               Above .500 to 1                                    .75%

               Greater than or equal to .450 to
               1 but less than or equal to .500 to 1              .60%

               Greater than or equal to .350 to 1
               but less than .450 to 1                            .50%

               below .350 to 1                                    .40%

     Not later than five (5) Business Days after the deadline for receipt by the Agent of the financial statements called for by Section 6.6(a)(i) and (ii) hereof for each fiscal quarter or year (each, a "Margin Testing Time"), the Agent shall determine the Consolidated Leverage Ratio for the applicable period based upon such financial statements and shall promptly notify the Borrower of such determination and of any change in the Applicable Eurocurrency Margin and the commitment fee resulting therefrom, any such change in the Applicable Eurocurrency Margin and the commitment fee to be effective as of the delivery of such notice to the Borrower and to continue in effect until the effective date of the next quarterly redetermination in accordance with the foregoing; it being
                                                                        -- -----
understood that if the Borrower fails to deliver the financial statements and
----------
certificate called for by Section 6.6(a)(i), (ii) or Section 6.6 (b) on or before the 60th day (or, if applicable, the 120th day) after any fiscal quarter, commencing on such 60th or 120th day, as applicable, until the date such financial statements and certificate are delivered, the Applicable Eurocurrency Margin shall be .75%. In determining the Consolidated Leverage Ratio as of any Margin Testing Time, the Agent will accept the financial statements for the Borrower and its Subsidiaries as prepared by the Borrower pursuant to Section
6.6 hereof, provided that such determination with respect to any calendar quarter shall be subject to redetermination (to be effective retroactively as of the effective date of the Applicable Eurocurrency Margin and commitment fee being redetermined) in the event the final audited statements of the Borrower so indicate for such calendar quarter. Any determination by the Agent of the Consolidated Leverage Ratio shall be conclusive and binding upon the Borrower absent demonstrable error provided that it has been made in good faith. The Applicable Eurocurrency Margin on the Effective Date shall be .50%.

     (c)  Rate Determinations.  The Agent shall determine each interest rate
          -------------------
applicable to the Loans hereunder and such determination shall be conclusive and binding except in the case of demonstrable error or willful misconduct.

     Section 2.7.  Optional Prepayments.  Subject to Section 2.11, the Borrower
                   --------------------
may, at any time or from time to time, by giving the Agent irrevocable notice not later than (i) 10:30 a.m. (Chicago time) on the date of the proposed prepayment, in the case of Base Rate Loans, (ii) 10:30 a.m. (Chicago time) three Business Days prior to the proposed payment date, in the case of Eurocurrency Loans in U.S. Dollars and (iii) 10:30 a.m. (Chicago time) four Business Days prior to the proposed payment date in the case of Eurocurrency Rate Loans in Optional Currencies, ratably prepay Loans in whole or in part, in minimum amounts of (x) $5,000,000 or any multiple of $1,000,000 in excess thereof, in the case of loans denominated in U.S. Dollars and (y) the U.S. Dollar Equivalent of $10,000,000 or such greater amount which is an integral multiple of 1,000,000 units of the relevant currency thereof, in the case of Loans in Optional Currencies. Such notice of prepayment shall specify the date and amount of such prepayment and the type(s) of Loans to be prepaid and the relevant currency.
The Agent will promptly notify each Lender of its receipt of any such notice and of the Lenders' ratable share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurocurrency Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 2.11.

     Section 2.8.  Mandatory Prepayments of Loans.  If on any Determination Date
                   ------------------------------
the Agent shall have determined that the aggregate U.S. Dollar Equivalent of all Loans then outstanding exceeds the combined Commitments of the Lenders by more than $250,000, due to a change in applicable rates of exchange between U.S. Dollars and Optional Currencies, then the Agent shall give notice to the Borrower that a prepayment is required under this Section and the Borrower shall be obligated to pay the amount of such excess to the Agent within one Business Day of the Borrower's receipt of such notice for the ratable benefit of the Lenders as repayment of the Loans such that, after giving effect to such prepayment the aggregate U.S. Dollar Equivalent amount of all Loans does not exceed the combined Commitments. Payments of Loans under this Section 2.8 shall be applied (and to the extent necessary made in the applicable currency) to repay first, Base Rate Loans and second, Eurocurrency Loans. Each such repayment, in the case of Eurocurrency Loans, shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to
Section 2.11.

     Section 2.9.  Default Rate.  If any payment of principal on any Loan is not
                   ------------
made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

          (a) for any Base Rate Loan, the sum of two percent (2%) per annum plus the Base Rate from time to time in effect; and

          (b) for any Eurocurrency Loan, the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect.

     Section 2.10. Loan Accounts.  Each Lender shall record on its books and
                   -------------
records the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurocurrency Loan, the applicable currency, Interest Period and interest rate applicable thereto. Such record shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon.

     Section 2.11. Funding Indemnity.  If any Lender incurs any loss, cost or
                   -----------------
expense (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

          (a) any payment or prepayment of a Eurocurrency Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise), or

          (b) any failure (because of a failure to meet the conditions of Section 4 or otherwise) by the Borrower to borrow a Eurocurrency Loan on the date specified in a notice given pursuant to Section 2.3(a), then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense (but excluding the Applicable Eurocurrency Margin which would have otherwise accrued on such prepaid amount). If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error.

     Section 2.12. Commitment Reductions.  The Borrower shall have the right at
                   ---------------------
any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Commitments without premium or penalty, in whole or in part, any partial termination to be in an amount not less than $10,000,000, and in each case in integral multiples of $1,000,000, and such termination shall be allocated ratably among the Lenders in proportion to their respective Commitments; provided that the Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Loans then outstanding. The Agent shall give prompt notice to each Lender of any such termination of Commitments. Any termination of Commitments pursuant to this
Section 2.12 may not be reinstated.

SECTION 3.  FEES AND PAYMENTS.

     Section 3.1.  Fees.  (a) Commitment Fee.  For the period from the Effective
                   ----
Date to and including the Termination Date, the Borrower shall pay to the Agent for the ratable account of the Lenders a commitment fee accruing at a rate per annum (computed on a basis of a year of 360 days, as the case may be, and actual days elapsed) on the actual daily difference between the Commitments and the principal amount of Loans outstanding (which amount, for purposes of this Section 3.1(a) shall, with regard to Eurocurrency Loans denominated in any Optional Currency, be based on the U.S. Dollar Equivalent determined from time to time on the applicable Determination Dates) as follows:


                    IF AS OF THE RELEVANT
                   MARGIN TESTING TIME, THE
                   CONSOLIDATED LEVERAGE
                           RATIO                             COMMITMENT FEE
                            IS                                     IS

               Above .500 to 1                                    .25%

               Greater than or equal to .450 to
               1 but less than or equal to .500 to 1              .20%

               Greater than or equal to .350 to 1
               but less than .450 to 1                           .175%

               below .350 to 1                                    .15%

such fee being payable in arrears commencing on September 30, 1999, on the last day of each calendar quarter thereafter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination. The applicable commitment fee shall be determined in accordance with the last paragraph of
Section 2.6(b). In the event the required financial statements and certificate have not been delivered by the time required, the commitment fee shall be .25% until such financial statements are delivered. The commitment fee on the Effective Date shall be .175%.

     (b) Agent and Administration Fees. The Borrower shall pay to the Agent and the Arranger the fees agreed to among the Agent, the Arranger and the Borrower in a letter dated June 1, 1999 (the "Fee Letter") or as otherwise agreed between them in writing.

     Section 3.2.  Place and Application of Payments. All payments to be made by
                   ---------------------------------
the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's Payment Office and, with respect to principal of, and interest on and any other amounts relating to, any Eurocurrency Loan in Optional Currency, shall be made in the Optional Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in U.S. Dollars. Such payment shall be made in Same Day Funds, and (i) in the case of Optional Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any U.S. Dollar payments, no later than 10:30 a.m. (Chicago time), on the date specified. The Agent will promptly distribute like funds to each Lender, pro rata, based on each Lender's Percentage. Any payment which is received by the Agent later than the time determined as provided in clauses (i) and (ii) above, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     Section 3.3.  Withholding Taxes.
                   -----------------

     (a) Payments Free of Withholding. Except as otherwise required by law and subject to Sections 3.3(b) and (c), each payment by the Borrower under, this Agreement shall be made without withholding for or on account of any present or future taxes (other than taxes imposed on, or measured by reference to, the net income or net profits of, or franchise taxes imposed on, the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver written evidence of such payment to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, hereunder) or Form 4224 (relating to all amounts to be received by such Lender, including fees, hereunder) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, hereunder. Upon the request of the Borrower, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

     (c) Notwithstanding the foregoing, the Borrower shall not be required to make any payments or reimburse the Agent or any Lender under this Section 3.3 with respect to any taxes imposed on or paid by the Agent or such Lender more than one hundred eighty (180) days before the date on which a request for payment or reimbursement is delivered to the Borrower. If the Agent or any Lender is entitled to additional payments or reimbursement under this Section 3.3, it agrees to designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such additional payments or reimbursement and will not, in the sole judgment of the Agent or such Lender, be otherwise disadvantageous to it.

SECTION 4.  CONDITIONS PRECEDENT.

     Section 4.1.  Agreement Effectiveness.  This Agreement shall be and become
                   -----------------------
effective on the date (the "Effective Date") on which the Borrower, the Lenders and the Agent shall have executed and delivered this Agreement and the Agent shall have received (or, in the case of Sections 4.1(e), (f) and (g), the Agent shall be satisfied that such conditions are met) all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent) in form and substance satisfactory to the Agent:

     (a) the opinion of Sidley & Austin, legal counsel to the Borrower covering the matters referred to in Sections 5.1 through 5.5, 5.7 and 5.8 of this Agreement and such additional matters as the Agent or Required Lenders may reasonably require;

     (b) copies of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of the Credit Documents to which it is a party, certified by the Secretary or Assistant Secretary of the Borrower;

     (c) specimen signatures of the persons authorized to execute Credit Documents on the Borrower's behalf, certified by the Secretary or Assistant Secretary of the Borrower;

     (d) payment of all fees then due and owing to the Agent and each Lender under Section 3.1;

     (e) all legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Required Lenders and no event having a Material Adverse Effect shall have occurred since December 31, 1998;

     (f) evidence, reasonably satisfactory to the Agent, that (i) all outstanding Debt under the Existing Credit Agreements have been, or concurrently with the issuance of the initial Loans will be, paid in full and (ii) all commitments under the Existing Credit Agreements have been or concurrently with the issuance of the initial Loans will be terminated; and

     (g) there shall not have been any material disruption in the capital markets generally which could, in the reasonable good faith determination of the Agent, have a materially adverse effect on the ability to extend, or maintain any commitment to extend, at the time contemplated hereby, senior bank financing of the type contemplated hereby or to syndicate the same.

     Section 4.2.  All Credit Events. At the time of each Credit Event
                   -----------------
hereunder:

          (a)  The Agent shall have received the notice required by Section 2.3;

          (b) Each of the representations and warranties of the Borrower set forth in Section 5 shall be and remain true and correct in all material respects as of the date of such Credit Event, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct as of such earlier date; and

          (c) No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event.

Each request for a Borrowing and each request for the conversion or continuance of a Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, conversion or continuance as to the facts specified in subsections (b) and (c) of this Section 4.2.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Lender and the Agent as follows:

     Section 5.1.  Organization.  (a) The Borrower and each of its Subsidiaries:
                   ------------
(i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary power to own the Property and assets it uses in its business and otherwise to carry on its present business and the business it currently proposes to transact; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect.

     (b) As of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 5.1.

     Section 5.2.  Corporate Power and Authority. The Borrower has the corporate
                   -----------------------------
power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. The Borrower has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

     Section 5.3.  No Violation.  Neither the execution, delivery or performance
                   ------------
by the Borrower of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) violate any provision of the Articles of Incorporation or By-Laws or corresponding organizational documents of the Borrower or any of its Subsidiaries.

     Section 5.4.  Governmental Authorization.  No material approval, consent,
                   --------------------------
exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority which has not been obtained or given is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of any Credit Document.

     Section 5.5.  Litigation. There are no actions, suits or proceedings
                   ----------
pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, involving the Borrower or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of the Borrower to perform its obligations to the Lenders under this Agreement.

     Section 5.6.  Use of Proceeds; Margin Regulations.  (a) The proceeds of all
                   -----------------------------------
Loans shall be used (i) to pay fees and expenses incurred in connection with this Agreement, (ii) to repay Debt under the Existing Credit Agreements and
(iii) for general corporate purposes.

     (b) No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit for the purpose of purchasing or carrying any "margin stock."

     (c) Notwithstanding any of the foregoing, no proceeds of any Loan will be used to finance, fund or complete any hostile acquisition of any Person.

     Section 5.7.  Investment Company Act.  Neither the Borrower nor any of its
                   ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.8.  Public Utility Holding Company Act.  Neither the Borrower nor
                   ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.9.  True and Complete Disclosure. All factual information
                   ----------------------------
heretofore or contemporaneously furnished by or on behalf of the Borrower or its Subsidiaries to the Agent or any Lender (including, without limitation, all information contained herein) in connection with this agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Lender will be, true and accurate in all material respects on the date of such information and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

     Section 5.10. Financial Statements.  The audited consolidated financial
                   --------------------
statements of the Borrower as at December 31, 1998 and the unaudited consolidated financial statements of the Borrower for the three month period ended March 31, 1999, copies of which have been delivered to the Lenders, in each case (i) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and (ii) fairly present on a consolidated basis the financial position of the Borrower and its Subsidiaries, as of the dates thereof, and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in the financial statements referred to in this Section 5.10 or in any supplemental report already furnished to the Lenders in writing. With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower this representation shall be deemed to refer to the financial statements most recently delivered by the Borrower to the Lenders.

     Section 5.11. No Material Adverse Change. No event has occurred which had a
                   --------------------------
Material Adverse Effect since December 31, 1998.

     Section 5.12. Labor Controversies. There are no labor controversies pending
                   -------------------
or, to the best knowledge of the Borrower or its Subsidiaries, threatened against the Borrower and its Subsidiaries that can reasonably be foreseen to threaten a Material Adverse Effect.

     Section 5.13. Taxes. The Borrower and its Subsidiaries have filed all
                   -----
United States federal tax returns and all other tax returns required to be filed and have paid all taxes due, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted for taxes, which liens or claims could have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for taxes and other governmental charges are adequate.

     Section 5.14. ERISA. The Borrower and its Subsidiaries and each other
                   -----
member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it, and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor its Subsidiaries have any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     Section 5.15. Intellectual Property.  The Borrower and its Subsidiaries own
                   ---------------------
or hold a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights related to the foregoing, free of any burdensome restrictions, that are used in the operation of the business of the Borrower or of its Subsidiaries as presently conducted and as proposed to be conducted as determined by the Borrower and its Subsidiaries in their reasonable judgment, except for such intellectual property or burdensome restrictions which are not likely to individually or in the aggregate, have a Material Adverse Effect.

     Section 5.16. Compliance with Statutes, Etc. The Borrower and its
                   -----------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of its business and the ownership of its Property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.17. Environmental Matters.  (a) The Borrower and its Subsidiaries
                   ---------------------
have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except to the extent such noncompliance is not likely to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Borrower and its Subsidiaries, past or threatened Environmental Claims against the Borrower or its Subsidiaries of any real property owned or operated by the Borrower or its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. There are no conditions or occurrences on any real property owned or operated by the Borrower or its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, on any property adjoining or in the vicinity of any such real property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or its Subsidiaries or any such real property that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or its Subsidiaries under any applicable Environmental Law which restrictions are likely to have a Material Adverse Effect.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or operated by the Borrower or its Subsidiaries in a manner that has violated or would reasonably be expected to violate any Environmental Law except such violations as are not likely, individually or in the aggregate, to have a Material Adverse Effect. Hazardous Materials have not at any time been released on or from any real property located in the United States owned or operated by the Borrower or any of its Subsidiaries except such releases as are not likely, individually or in the aggregate, to have a Material Adverse Effect. To the best of the Borrower's knowledge, there are not now any underground storage tanks located on any real property located in the United States owned or operated by the Borrower or its Subsidiaries.

     Section 5.18. Existing Debt.  Schedule 5.18 contains a complete list of all
                   -------------
Debt (other than the Obligations hereunder and under the Existing Credit Agreements) of the Borrower and its Subsidiaries as of March 31, 1999 and all other Debt incurred by the Borrower or any of its Subsidiaries between March 31, 1999 and the Effective Date which had an original principal amount in excess of $25,000,000.

     Section 5.19. No Burdensome Restrictions; Compliance with Agreements.
                   ------------------------------------------------------
Neither the Borrower nor any of its Subsidiaries is party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) has or reasonably could be foreseen to have a Material Adverse Effect.

     Section 5.20. Year 2000 Problem.  The Borrower and its Subsidiaries have
                   -----------------
reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem. Based on such review and program, the Borrower reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.

SECTION 6.  COVENANTS.

     The Borrower covenants and agrees that, so long as any Loan is outstanding or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Lenders:

     Section 6.1.  Existence.  The Borrower will, and will cause each of its
                   ---------
Subsidiaries to, preserve and maintain its existence, subject to the provisions of Section 6.11.

     Section 6.2.  Maintenance.  The Borrower will, and will cause each of its
                   -----------
Subsidiaries to, maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business or the business of its Subsidiary and not disadvantageous to the Lenders.

     Section 6.3.  Taxes.  The Borrower will, and will cause each of its
                   -----
Subsidiaries to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it or its properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and appropriate reserves have been established in conformity with GAAP.

     Section 6.4.  ERISA.  The Borrower will, and will cause each of its
                   -----
Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event that could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries in connection with any post-retirement Welfare Plan benefit.

     Section 6.5.  Insurance.  The Borrower will, and will cause each of its
                   ---------
Subsidiaries to, insure, and keep insured, all insurable Property and assets owned by it of a character usually insured by companies similarly situated and operating like Property or assets, to the extent usually insured (subject to self-insured retentions) by such similar companies. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks. The Borrower will, upon request of the Agent, furnish to the Agent a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 6.5.

     Section 6.6.  Financial Reports and Other Information. (a) The Borrower and
                   ---------------------------------------
its Subsidiaries will maintain a system of accounting in accordance with generally accepted accounting principles and will furnish to the Agent and each Lender such information about the business and financial condition of the Borrower and its Subsidiaries as the Agent may reasonably request; and, without any request, will furnish to the Agent and each Lender:

          (i) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income and of cash flow for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and certified by the Executive Vice President or the Vice President-Risk Management of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries (as applicable) as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that it has been prepared in accordance with the terms of this Agreement, subject to normal year-end audit adjustments.

          (ii) Within 120 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year certified by PriceWaterhouse Coopers or other independent certified public accountants of recognized national standing, in each case to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes.

          (iii) Promptly after the sending or filing thereof, copies of all financial statements and projections that the Borrower sends to its shareholders and copies of all filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries.

     (b) Each financial statement furnished to the Agent and each Lender pursuant to subsections (i) and (ii) of Section 6.6(a) shall be accompanied by
(A) a written certificate signed by the Borrower's Executive Vice President or Vice President-Risk Management to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (ii) the representations and warranties contained in Section 5 are true and correct in all material respects as though made on the date of such certificate, except as otherwise described therein, and (B) a Compliance Certificate in the form of Exhibit C showing the Borrower's compliance with the covenants set forth in Sections 6.14, 6.15, 6.17 and 6.18, and attaching an updated Schedule 5.1 if any information pertaining thereto has changed since the previous Compliance Certificate was submitted.

     (c) Promptly after obtaining knowledge of any of the following, the Borrower shall provide each Lender with written notice in reasonable detail of:

          (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that (x) results in material noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such real property;

          (iii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that could reasonably by anticipated to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such real property under any Environmental Law; and

          (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Borrower or any of its Subsidiaries.

     For purposes of this Section 6.6(c), "material" shall refer to an event or circumstance that could reasonably be expected to result in losses, costs or liabilities (in excess of any cash escrow available to the Borrower), individually or in the aggregate, in excess of $1,500,000.

     (d) The Borrower will promptly (and in any event within one Business Day after an officer of the Borrower has knowledge thereof) give notice to the Agent of:

          (i)   the occurrence of any Default or Event of Default;
          (ii) any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect;

          (iii) any litigation or governmental proceeding of the type described in clause (i) or (ii) of Section 5.5;

          (iv)  any circumstance that has had a Material Adverse Effect; and

          (v) any information indicating that the Year 2000 Problem could reasonably be expected to have a Material Adverse Effect.

     Section 6.7.  Lender Inspection Rights. Upon reasonable notice from the
                   ------------------------
Agent the Borrower will permit the Agent (and such Persons as the Agent may designate as well as any Lender who wishes to accompany the Agent) during normal business hours to visit and inspect any of the properties of the Borrower to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its respective affairs, finances and accounts with its officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Agent (and such Persons as the Agent may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

     Section 6.8.  Conduct of Business. The Borrower and each of its
                   -------------------
Subsidiaries will not engage in any line of business outside the packaging industry.

     Section 6.9.  Fiscal Years and Quarters.  The Borrower will, for financial
                   -------------------------
reporting purposes, maintain for itself and its Subsidiaries a fiscal year that ends on December 31 of each year and fiscal quarters that end on March 31, June 30, September 30 and December 31 of each year.

     Section 6.10. Limitation on Certain Restrictions on Subsidiaries.  The
                   --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise permit to exist or become effective any Lien or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or (b) make loans or advances to the Borrower or any Subsidiaries of the Borrower, except for such Liens or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower and (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

     Section 6.11. Mergers, Consolidations and Asset Sales. (a) The Borrower
                   ---------------------------------------
will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation or engage in any Asset Sale of all or a "substantial part" of the consolidated assets (including assets consisting of stock) of the Borrower and its Subsidiaries, except for any such merger or consolidation (x) by any Subsidiary into or with the Borrower or into or with any Subsidiary, (y) by any Subsidiary provided the survivor is a Subsidiary or (z) by the Borrower provided the Borrower is the surviving corporation. As used in this Section 6.11(a), an Asset Sale shall be deemed to be of a "substantial part" of the consolidated assets of the Borrower and its Subsidiaries if the book value of such assets, when added to the book value of all other assets (including assets consisting of stock) sold, leased, transferred or disposed of by the Borrower and its Subsidiaries since December 31, 1998 (other than inventory in the ordinary course of business) exceeds 5% of their consolidated assets (including assets consisting of stock) as of the date of the most recent annual audited financial statements delivered to the Lenders.

     (b) The Borrower will not permit any of its Subsidiaries to issue or sell any shares of stock of any class (including as "stock" for the purpose of this subsection any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower, except for the purpose of qualifying directors, if the effect of such issuance of sale would be to dilute the voting rights or ownership interests of the Borrower in any such Subsidiary to fifty percent (50%) or less.

     Section 6.12. Use of Property and Facilities; Environmental, Health and
                   ---------------------------------------------------------
Safety Laws. The Borrower will, and will cause each of its Subsidiaries to,
-----------
comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or its Subsidiaries except to the extent such noncompliance is not likely to have a Material Adverse Effect.

     Section 6.13. Liens.  The Borrower will not, and will not permit any of its
                   -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind on any Property or asset of any kind of the Borrower or any Subsidiary of the Borrower, except the following (collectively, the "Permitted Liens"):

          (a) Liens arising in the ordinary course of business by operation of law in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with bids, tenders, contracts or leases to which the Borrower or its Subsidiaries is a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Debt and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (b) mechanics', worker's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (c) Liens for taxes or assessments or other government charges or levies not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and for which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any but excluding any liabilities covered by insurance) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding;

          (e) Liens upon any Property acquired by the Borrower or any of its Subsidiaries (A) to secure the payment of all or any part of the purchase price of such Property upon its acquisition, (B) to secure Debt issued, assumed or guaranteed by the

     Borrower or such Subsidiary before, at the time of, or within 90 days after the acquisition of such Property, which Debt financed all or any part of the purchase price of such Property, (C) Liens to secure capitalized lease obligations or (D) to secure commercial letters of credit issued to pay part or all of the purchase price of such Property; provided that in each case such Lien applies only to the Property that was so acquired or purchased, such Debt is incurred in connection with such acquisition or purchase and such Debt does not exceed the purchase price of such Property;

          (f) Liens on Property existing at the time such Property is acquired by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition;

          (g) Liens securing Debt described on Schedule 5.18 hereto and other Indebtedness not to exceed in the aggregate 7% of Consolidated Net Worth at any time outstanding; and

          (h) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (g), provided, however, that the principal amount of Debt secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to the Property already subject to the Lien so extended, renewed or replaced.

Nothing contained in subsections (a) through (h) of this Section 6.13 shall be deemed to permit a pledge of the stock (or other equity interests) of the Borrower or any of its Subsidiaries.

     Section 6.14.  Debt.  The Borrower will not, and will not permit any of its
                    ----
Subsidiaries to, contract, assume or suffer to exist any Debt, except:

          (a)  Debt under this Agreement;

          (b) Existing Debt listed on Schedule 5.18 and other Debt provided that at the time such other Debt is incurred and after giving effect to the incurrence of such other Debt (i) the Borrower is in pro forma compliance with Section 6.17 hereof and (ii) the Debt of Subsidiaries of the Borrower (excluding Debt owing to the Borrower or other Subsidiaries of the Borrower) does not exceed 45% of Consolidated Net Worth.

     Section 6.15.  Advances, Acquisitions, Investments and Loans.  The Borrower
                    ---------------------------------------------
will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock of any class of, or any partnership, joint venture or other equity interest in or obligations of, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except:

          (a)  investments in Cash Equivalents;

          (b) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary;

          (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) advances, loans and investments in existence on the Effective Date and all such advances, loans and investments by the Borrower or any of its Subsidiaries in existence on March 31, 1999 and all advances, loans and investments by the Borrower or any of its Subsidiaries between March 31, 1999 and the Effective Date which had an original amount in excess of $10,000,000, in each case are reflected on Schedule 6.15 hereto;

          (e) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

          (f) financing provided by the Borrower and its Subsidiaries to their customers in the ordinary course of business;

          (g) intercompany loans, contributions to capital and advances to any of its Subsidiaries and any Subsidiaries of the Borrower may make intercompany loans, contributions to capital and advances to the Borrower;

          (h) loans and advances by the Borrower and its Subsidiaries to directors, officers and employees of the Borrower and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $1,500,000 at any time;

          (i) purchases or acquisitions of stock or partnership interests, joint venture interests or other equity interests in any Person who after such purchase or other acquisition becomes a Subsidiary; and

          (j) other purchases, advances, loans and investments with respect to Persons who are not (or as a result of such investment do not become) a Subsidiary not to exceed, in the aggregate, twelve and one-half percent (12.5%) of the Consolidated Net Worth at any time outstanding.

     Section 6.16.  Dividends and Other Shareholder Distributions.  The Borrower
                    ---------------------------------------------
shall not during the occurrence and continuation of any Default or Event of
Default:

          (a) declare or pay any dividends or make any distribution of any kind on its outstanding capital stock, or set aside any sum for any such purpose; or

          (b) purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments for, any shares of any class of stock of the Borrower or any Subsidiary of the Borrower now or hereafter outstanding or set apart any sum for any such purpose.

     Section 6.17.  Leverage.  The Borrower will at all times maintain a
                    --------
Consolidated Leverage Ratio of not more than .60 to 1.

     Section 6.18.  Interest Coverage Ratio. The Borrower will not permit at any
                    -----------------------
time the Consolidated Interest Ratio to be less than 3.5 to 1, such ratio to be calculated for the current fiscal quarter and previous three fiscal quarters combined.

     Section 6.19.  Transactions with Affiliates.  Except as otherwise expressly
                    ----------------------------
permitted by the terms of this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate of the Borrower or such Subsidiary which is not itself a Subsidiary, including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any such Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate and
(ii) transactions and arrangements permitted under the terms of Section 6.11 or
6.15 provided the Board of Directors of the Borrower have determined that such transaction or arrangement is in the best interest of the Borrower.

     Section 6.20.  Compliance with Laws.  Without limiting any of the other
                    --------------------
covenants of the Borrower in this Section 6, the Borrower will, and will cause its Subsidiaries to, conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.20 shall not require the Borrower or any of its Subsidiaries to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     Section 6.21.  Take or Pay Contracts.  The Borrower will not, and will not
                    ---------------------
permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     Section 6.22.  Inconsistent Agreements. The Borrower will not enter into
                    -----------------------
any Contractual Obligation if compliance by the Borrower with the terms and provisions thereof, consummation of the transactions contemplated therein, or application or operation of any term, covenant, condition or other provision thereof would (i) result in a Default or Event of Default or (ii) violate any provision of the Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1.   Events of Default.  Any one or more of the following shall
                    -----------------
constitute an Event of Default:

          (a) default (x) in the payment when due of the principal amount of any Loan or (y) for a period of three (3) days in the payment when due of any other Obligation not mentioned in clause (x);

          (b) default by the Borrower, or any of its Subsidiaries in the observance or performance of any covenant set forth in Sections 6.10, 6.11, and 6.13-6.22;

          (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;

          (d) any representation or warranty made herein by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

          (e) (x) default occurs in the payment when due of Indebtedness in an aggregate principal amount of $5,000,000 or (y) a default or other circumstance occurs under any Contractual Obligation under which any Indebtedness in an aggregate principal amount of $5,000,000 is issued or created and such default or other circumstance continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

          (f) the Borrower or any Subsidiary owning or holding in the aggregate more than five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries (i) does not pay, or admits its inability to pay, its debts generally as they become due, (ii) makes an assignment for the benefit of creditors, (iii) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (iv) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) takes any corporate action in furtherance of any matter described in clauses (i)-(iv) above, or (vi) fails to contest in good faith any appointment or proceeding described in Section 7.1(g);

          (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any Subsidiary thereof owning or holding in the aggregate more than five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries or any substantial part of any of their respective Property, or a proceeding described in Section 7.1(f)(iv) is instituted against the Borrower or any Subsidiary of the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

          (h) the Borrower or any Subsidiary of the Borrower fails within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of, in the aggregate, $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

          (i) any member of the Controlled Group fails to pay when due an amount or amounts aggregating in excess of $5,000,000, it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a "Material Plan") is filed under Title IV of ERISA by a member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce
     Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j)  an event occurs which has a Material Adverse Effect;

          (k) (x) the Borrower, any Person acting on behalf of the Borrower, or any Governmental Authority challenges the validity of any Credit Document or the Borrower's obligations thereunder or (y) any Credit Document ceases to be in full force and effect or ceases to give the Agent and Lenders the material Liens, rights, and powers purported to be granted in their favor thereby; or

          (l)  a Change of Control Event occurs.

     Section 7.2.  Non-Bankruptcy Defaults. When any Event of Default other than
                   -----------------------
those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof) and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3.  Bankruptcy Defaults.  When any Event of Default described in
                   -------------------
subsections (f) or (g) of Section 7.1 has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 7.4.  Notice of Default. The Agent shall give notice to the
                   -----------------
Borrower under Section 7.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

     Section 7.5.  Expenses.  The Borrower agrees to pay to the Agent and each
                   --------
Lender all expenses incurred or paid by the Agent, such Lender or any such holder, including reasonable attorneys' fees (including, without limitation, the reasonable allocable cost of inside counsel) and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1.  Change of Law.  Notwithstanding any other provisions of this
                   -------------
Agreement, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurocurrency Loans in U.S. Dollars or in an Optional Currency or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Agent and the Borrower and such Lender's obligations to make or maintain Eurocurrency Loans in such currency under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain such Loans in such currency. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Lender by means of Eurocurrency Loans of another currency or Base Rate Loans from such Lender and such Loan shall not be made ratably by the Lenders but only from such affected Lender.

     Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR.
                   ----------------------------------------------------------
If on or before to the first day of any Interest Period for any Borrowing of Eurocurrency Loans the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining LIBOR for the applicable currency of such Eurocurrency Loan or such rate will not accurately reflect the cost to the Required Lenders of funding Eurocurrency Loans in such currency for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurocurrency Loans in such currency shall be suspended.

     Section 8.3.  Increased Cost and Reduced Return.  (a) If the adoption of or
                   ---------------------------------
any change in any applicable law, rule or regulation after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency made after the Effective Date:

          (i) subjects any Lender (or its Lending Office) to any tax, duty or other charge related to any Eurocurrency Loan, or its obligation to advance or maintain any Eurocurrency Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on any of its Eurocurrency Loans or any other amounts due under this Agreement related to any of its Eurocurrency Loans or its obligation to make Eurocurrency Loans in any currency (except for changes in the rate of tax on the net income or net profits of, or franchise taxes imposed on such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located or any taxes subject to payment or reimbursement under Section 3.3); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurocurrency Loan any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting any of its Eurocurrency Loans or its obligation to advance or maintain any Eurocurrency Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurocurrency Loan or its commitment hereunder or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If the Agent or any Lender shall have determined that the adoption of any applicable law, rule or regulation after the Effective Date regarding capital adequacy, or any change after the Effective Date therein, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Authority, central bank or comparable agency made after the Effective Date, has or would have the effect of reducing the rate of return on the Agent's or such Lender's capital, or on the capital of any corporation controlling the Agent or such Lender, as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, within fifteen (15) days after demand by the Agent or such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

     (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower, and (in the case of a Lender other than the Agent), the Agent of the circumstances that entitle the Agent or Lender to such compensation pursuant to this Section 8.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Agent or such Lender, be otherwise disadvantageous to it. A certificate of the Agent or any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.4.  Lending Offices. The Agent and each Lender may, at its
                   ---------------
option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

     Section 8.5.  Discretion of Lender as to Manner of Funding. Notwithstanding
                   --------------------------------------------
any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the eurocurrency interbank market of the applicable currency having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 8.6.  Substitution of Lender.  If (a) any Lender has demanded
                    ----------------------
compensation or given notice of its intention to demand compensation under
Section 8.3, (b) any Lender has delivered a notice under Section 8.1, or (c) the Borrower is required to pay any additional amount to any Lender under Section 3.3, the Borrower shall have the right, so long as no Default or Event of Default shall have occurred and be continuing, with the assistance of the Agent, to seek a substitute lender or lenders reasonably satisfactory to the Agent (which may be one or more of the Lenders) to replace such Lender under this Agreement. If the Borrower has elected to exercise its rights under this
Section 8.6, the Lender to be so replaced shall cooperate with the Borrower and substitute lender to accomplish such substitution on the terms of Section 10.10 or 10.11, as applicable, provided that all such Lender's Commitments are replaced.

SECTION 9.  THE AGENT.

     Section 9.1.  Appointment and Authorization. Each Lender hereby irrevocably
                   -----------------------------
(subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

     Section 9.2.  Delegation of Duties. The Agent may execute any of its duties
                   --------------------
under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected with reasonable care.

     Section 9.3.  Liability of Agents.  None of the Agent-Related Persons shall
                   -------------------
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

     Section 9.4.  Reliance by Agent.   The Agent shall be entitled to rely, and
                   -----------------
shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     For purposes of determining compliance with the conditions specified in
Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     Section 9.5.  Notice of Default.  The Agent shall not be deemed to have
                   -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 7; provided, however, that unless and until the Agent
                           --------  -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     Section 9.6.  Credit Decision.  Each Lender acknowledges that none of the
                   ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     Section 9.7. Indemnification.  Whether or not the transactions contemplated
                  ---------------
hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no
                                                 --------  -------
Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     Section 9.8. Agent in Individual Capacity.  BofA and its Affiliates may
                  ----------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

     Section 9.9.  Successor Agent.  The Agent may, and at the request of the
                   ---------------
Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.


SECTION 10.  MISCELLANEOUS.

     Section 10.1. No Waiver of Rights.  No delay or failure on the part of the
                   -------------------
Agent or any Lender in the exercise of any power or right under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies under the Credit Documents of the Agent, the Lenders are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

     Section 10.2. Non-Business Day.  If any payment of principal or interest on
                   ----------------
any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     Section 10.3. Documentary Taxes.  The Borrower agrees that it will pay,
                   -----------------
within 15 days of demand by the Agent, any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed.

     Section 10.4. Survival of Representations.  All representations and
                   ---------------------------
warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Loan is outstanding or Commitment is available hereunder.

     Section 10.5. Survival of Indemnities.  All indemnities and all other
                   -----------------------
provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.11, Section 8.3 and Section 10.14 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

     Section 10.6. Sharing of Set-off. Each Lender agrees with each other Lender
                   ------------------
a party hereto that if such Lender receives and retains any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans or other Obligations in excess of its ratable share of payments on all such Loans or other Obligations then owed to the Lenders under this Agreement (other than payments pursuant to Section 2.11, 3.3, 8.3 or 10.14), then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or other Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 10.7. Notices.  Except as otherwise specified herein, all notices
                   -------
under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, facsimile number set forth on Schedule 10.7 or such other address or facsimile number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating a written record of such notice and its receipt.

     Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in Schedule 10.7 or pursuant to Section 10.10 or 10.11 and a confirmation of receipt of such facsimile has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in Schedule 10.7, or pursuant to Section
10.10 or 10.11; provided that any notice given pursuant to Section 2 shall be effective only upon receipt.

     Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

     Section 10.8.  Counterparts. This Agreement may be executed in any number
                    ------------
of counterpart signature pages, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 10.9.  Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
the Borrower and its successors and assigns, and shall inure to the benefit of each of the Lenders and the benefit of their respective successors and assigns. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Lenders.

     Section 10.10. Participants. Each Lender may assign or grant participations
                    ------------
in its rights under the Credit Documents in whole or in part to one or more other Persons; provided that (i) no such assignment or participation shall relieve any Lender of any of its obligations under this Agreement, (ii) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with its rights and obligations under the Credit Documents, and (iii) the Borrower and the Agent shall have no obligation or responsibility to such participant or assignee. Any agreement pursuant to which a participation in or assignment of Obligations or rights thereunder is granted (other than an assignment complying with Section 10.11) shall provide that the granting Lender retains the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Credit Documents that would reduce the principal amount of or interest owing on, or extend the final maturity date of, any Obligation in which such participant or assignee has an interest without the consent of such participant or assignee. Any party to which such a participation or assignment has been granted shall have the benefits of Sections 2.11 and 8.3, but not in excess of the amounts to which the participating Lender would have been entitled had no such participation been made.

     Section 10.11. Assignments of Commitments by Lenders. Each Lender shall
                    -------------------------------------
have the right at any time, with the consent of the Borrower (except after the occurrence and continuation of an Event of Default) and the Agent (which consents shall not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of its Commitments and related Obligations to an Eligible Assignee; provided that such assignment shall be of a single fixed percentage (and not by its terms a varying percentage) of the assigning Lender's Commitment, Loans and related Obligations; and (ii) any assignee Lender must have a Commitment of at least $5,000,000 and an assignor Lender must either assign its entire Commitment or retain a Commitment of at least $5,000,000. Any such assignee shall become a Lender for all purposes hereunder to the extent of the Commitment(s) it assumes, and the assigning Lender shall be released from its obligations, and will have released its rights, under the Credit Documents to the extent of such assignment upon the Agent's receipt of a completed Assignment Agreement reflecting such assignment and a $3,500 recordation fee. Any such assignee Lender must comply with Section 3.3(b) as of the time such assignment is recorded with the Agent. Notwithstanding the foregoing provisions of this Section 10.11 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans to any federal reserve bank or any other central bank (but no such assignment shall release any Lender from any of its obligations hereunder).

     Section 10.12. Amendments.  Any provision of the Credit Documents may be
                    ----------
amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) the Agent; provided that:

          (i) no amendment or waiver shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Obligation or of any fee payable hereunder without the consent of each Lender owed such Obligation;

          (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.12, Section 10.6 or the definition of Required Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents; and

          (iii) no amendment shall affect the rights or duties of the Agent under this Agreement or any Credit Document without the consent of the Agent.

The Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     Section 10.13. Headings.  Section headings used in this Agreement are for
                    --------
reference only and shall not affect the construction of this Agreement.

     Section 10.14. Legal Fees, Other Costs and Indemnification.  The Borrower
                    -------------------------------------------
agrees to pay the reasonable fees and disbursements of legal counsel to the Agent in connection with the preparation and execution of the Credit Documents (including, without limitation, the reasonably allocable cost of its inside counsel), and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify and hold harmless each Lender, the Agent, and their respective directors, officers, employees, Affiliates, agents and attorneys-in-fact (each an "Indemnified Person") from and against all losses, claims, damages, penalties, judgments, liabilities, and attorneys fees and other expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the Indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Credit Document (including enforcement thereof) or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which (i) arise from the gross negligence or willful misconduct of the party claiming indemnification or (ii) are subject to reimbursement, indemnity or payment under any other provision of this Agreement or any of the Credit Documents but, by the terms of such provision, are not reimbursable, indemnifiable or payable thereunder. The Borrower upon demand by the Agent or a Lender at any time, shall reimburse the Agent or Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

     Section 10.15. Set Off.  In addition to any rights now or hereafter granted
                    -------
under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrower whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Lender under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 10.16. Entire Agreement. The Credit Documents constitute the entire
                    ----------------
understanding among the Borrower, the Lenders and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents.

     Section 10.17. Governing Law; Submission to Jurisdiction; Waiver of Jury
                    ---------------------------------------------------------
Trial.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES
-----
OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN THE CITY OF CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO

THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 10.18. Confidentiality.  Each Lender agrees it will use its best
                    ---------------
efforts not to disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors, to its Affiliates or to another Lender) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to this Agreement; provided, that any Lender may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Lender, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective or actual transferee in connection with any contemplated or actual transfer of any of the Loans or any interest therein by such Lender; provided, that such actual or prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this
Section 10.18.

     Section 10.19. Severability.  Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.20. Currency. Each reference in this Agreement to U.S. Dollars
                    --------
or to an Optional Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, but subject to the Borrower's rights under the EMU Legislation, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     Section 10.21. Currency Equivalence.  If for the purposes of obtaining
                    --------------------
judgment in any court it is necessary to convert a sum due from the Borrower on the Obligations in the currency expressed to be payable herein (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due to a Lender on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency, such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their duly authorized officers as of the day and year first above written.


                                    APTARGROUP, INC.


                                    By: /s/ Stephen J. Hagge
                                       -----------------------------------
                                       Name: Stephen J. Hagge
                                            ------------------------------
                                       Title: Executive Vice President and
                                             -----------------------------
                                               CFO, Secretary and Treasurer

                                    BANK OF AMERICA NATIONAL
                                    TRUST AND SAVINGS ASSOCIATION,
                                    as Agent and as a Lender



                                    By: /s/ M. H. Claggett
                                       --------------------------------
                                       Name: M. H. CLAGGETT
                                             --------------------------
                                       Title: VICE PRESIDENT
                                             --------------------------

                                    SOCIETE GENERALE - CHICAGO BRANCH



                                    By: /s/ Michael O. Lincoln
                                       ---------------------------------
                                       Name: Michael O. Lincoln
                                            ----------------------------
                                       Title: Director
                                             ---------------------------

                                    FLEET NATIONAL BANK



                                    By: /s/ H. Frazier Caner
                                       ------------------------------
                                       Name: H. Frazier Caner
                                            -------------------------
                                       Title: Vice President
                                             ------------------------

                                    ABN AMRO BANK N.V.



                                    By: /s/ Bernard J. McGuigan
                                       ----------------------------------------
                                       Name: Bernard J. McGuigan
                                            -----------------------------------
                                       Title: Group Vice President and Director
                                             ----------------------------------


                                    By: /s/ Thomas Comfort
                                       ----------------------------------------
                                       Name: Thomas Comfort
                                            -----------------------------------
                                       Title: Group Vice President
                                             ----------------------------------

                                   EXHIBIT A

                              NOTICE OF BORROWING
                              -------------------


Date:  _______,_____


To: Bank of America National Trust and Savings Association as Agent for the Lenders parties to the Multicurrency Credit Agreement dated as of June 30, 1999 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among AptarGroup, Inc., certain Lenders which are
      ----------------
     signatories thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

     The undersigned, AptarGroup, Inc. (the "Borrower"), refers to the Credit
                                             --------
Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

          1.   The Business Day of the proposed Borrowing is _______, _____.

          2.   The aggregate amount of the proposed Borrowing is __________.

          3. The Borrowing is to be comprised of ___________ of [Base Rate] [Eurocurrency] Loans.

          4. The duration of the Interest Period for the Eurocurrency Loans included in the Borrowing shall be [_____ months].

          5.   The applicable currency is _________________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties of the Company contained in
     Section 5 of the Credit Agreement are true and correct in all material respects as though made on and as of such date except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date;

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                        APTARGROUP, INC.



                                        By:____________________________
                                        Title:_________________________

                                   EXHIBIT B

                      NOTICE OF CONVERSION/CONTINUATION/1/
                      ---------------------------------


                                             Date:  _______, _____

To: Bank of America National Trust and Savings Association, as Agent for the Lenders parties to the Multicurrency Credit Agreement dated as of June 30, 1999 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among AptarGroup, Inc., certain Lenders which are
      ----------------
     signatories thereto, and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, AptarGroup, Inc. (the "Borrower"), refers to the Credit
                                             --------
Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1.   The Conversion/Continuation Date is ____________, ____.

          2. The aggregate amount of the Loans to be [converted] [continued] is [$]______________.

          3. The Loans are to be [converted into] [continued as] [Eurocurrency] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ____ months.


                                        APTARGROUP, INC.


                                        By:___________________________
                                        Title:________________________


__________________

/1/ Eurocurrency Loans may only be continued in the same Currency and may not be converted into Loans of another currency.

                                   EXHIBIT C

                            COMPLIANCE CERTIFICATE


     This Compliance Certificate is furnished to the Agent pursuant to that certain Credit Agreement dated as of June 30, 1999, by and between AptarGroup, Inc. (the "Borrower"), the Agent and certain other lenders a party thereto, as
amended from time to time (the "Credit Agreement").   Unless otherwise defined
herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     The undersigned hereby certifies that:

          1.   I am the duly elected _________________________ of the Borrower;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 6.6 of the Credit Agreement and being furnished to you concurrently with this certificate fairly present the financial condition of the Borrower and its Subsidiaries as of the dates and for the periods covered thereby;

          5. The attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement;

          6. Either Schedule 5.1 of the Credit Agreement contains a true and complete list of all Subsidiaries of the Borrower as of the date hereof or attached hereto is a substitute Schedule 5.1 which supersedes the prior
     Schedule 5.1; and

          7. The representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects as though made on and as of the date hereof except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, are taking, or propose to take with respect to each such condition or event:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _______ day of ______________, _____.


                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                     ATTACHMENT TO COMPLIANCE CERTIFICATE

1.   Debt of Subsidiaries (Section 6.14(b)(ii)
(a)  Debt of Subsidiaries..........................................  $__________
(b)  45% of Consolidated Net Worth.................................  $__________
(c)  Does (b) exceed (a)? [Answer should be yes]...................   __________

2.   Other Advances, Loans and Investments (Section 6.15(i).)
(a)  12.5% of Consolidated Net Worth...............................  $__________
(b)  Other Advances, Loans and Investments Outstanding.............  $__________
(c)  Does (a) exceed (b)? [Answer should be yes]...................   __________

3.   Consolidated Leverage Ratio (Section 6.17.)
(a)  Consolidated Debt.............................................  $__________
(b)  Total Capitalization..........................................  $__________
(c)  Ratio of (a) to (b) (shall be not more than 0.6 to 1).........   __________

4.   Consolidated Interest Ratio (Section 6.18.)
(a)  Consolidated EBITDA...........................................  $__________
(b)  Consolidated Interest Expense.................................  $__________
(c)  Ratio of (a) to (b) (shall be at least 3.5 to 1)..............   __________

                                   EXHIBIT D

                 [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
                 ---------------------------------------------


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
                                                          --------------
Acceptance") dated as of _____________, ______ is made between _________________
----------
(the "Assignor") and ___________________ (the "Assignee").
      --------                                 --------


                                   RECITALS
                                   --------

          WHEREAS, the Assignor is party to that certain Multicurrency Credit Agreement dated as of June 30, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among AptarGroup, Inc., the
                              ----------------
several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America National Trust and Savings
               -------
Association, as Agent for the Lenders (the "Agent").  Any terms defined in the
                                            -----
Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

          WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Borrower in an aggregate amount
                                -----
not to exceed $__________ (the "Commitment");
                                ----------

          WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Borrower] [no Loans are outstanding under the Credit Agreement];

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [,together with a corresponding portion of each of its outstanding Loans,] in an amount equal to $__________ (the "Assigned
                                                                --------
Amount") on the terms and subject to the conditions set forth herein and the
------
Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


     1.   Assignment and Acceptance.
          -------------------------

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and
                      ---------------------------
the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Credit Documents.

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.3, 7.5, 8.3 and 10.14 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   Payments.
          --------

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage of the principal amount of all Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.11 of the Credit Agreement.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and Loans] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements and certificates referred to in Section 6.6(a) and (b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.
          -----------------------

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective
                                                                ---------
Date"); provided that the following conditions precedent have been satisfied on
        --------
or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Borrower and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.11 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               [(iv) the Assignee shall have complied with Section 3.3(b) of the Credit Agreement (if applicable);]

               (v) the processing fee referred to in Section 2(b) hereof and in Section 10.11 of the Credit Agreement shall have been paid to the Agent; and

               (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement.

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.
                   ----------

     6.   Agent.
          -----

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.

     7.   Withholding Tax.
          ---------------

     The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By:______________________________

                              Title:___________________________


                              By:______________________________

                              Title:___________________________

                              Address:

                              [ASSIGNEE]


                              By:_________________________________

                              Title:______________________________


                              By:_________________________________

                              Title:______________________________

                              Address:

                                  SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


                                                           _______________, ____



Bank of America National Trust
 and Savings Association, as Agent
1850 Gateway Blvd., 5th Floor
Concord, CA 94520
Attn: Agency Management Services #5596


AptarGroup, Inc.
475 West Terra Cotta Avenue
Suite E
Crystal Lake, IL 60014
Attn: Vice President - Risk Management

Ladies and Gentlemen:

     We refer to the Multicurrency Credit Agreement dated as of June 30, 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among AptarGroup, Inc., the Lenders referred to
             ----------------
therein, and Bank of America National Trust and Savings Association as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used
                  -----
herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
                                       --------
"Assignee") of _____% of the right, title and interest of the Assignor in and to
 --------
the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor [and all outstanding Loans made by the Assignor]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before
                                           -------------------------
giving effect to such assignment the Assignor's Commitment is $ ___________ [and the aggregate amount of its outstanding Loans is $_____________].

     2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, AptarGroup, Inc. to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name:
               Address:


               Attention:
               Telephone:  (___)
               Telecopier:  (___)
               Telex (Answerback):

          (B)  Payment Instructions:

               Account No.:
                    At:


               Reference:
               Attention:

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                         Very truly yours,

                         [NAME OF ASSIGNOR]


                         By:

                         Title:


                         By:

                         Title:

                         [NAME OF ASSIGNEE]


                         By:

                         Title:


                         By:

                         Title:


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


APTARGROUP, INC.


By:

Title:


By:

Title:


BANK OF AMERICA NATIONAL TRUST AND
 SAVINGS ASSOCIATION, as Agent


By:

Title:

                                 SCHEDULE 2.1

                                  COMMITMENTS

     Bank                     Commitment          Percentage
------------------------------------------------------------

                         BANK OF AMERICA NATIONAL
TRUST AND SAVINGS
ASSOCIATION                   $27,000,000         36.00 %

ABN AMRO BANK N.V.             10,000,000         13.33%

FLEET NATIONAL BANK            23,000,000         30.67%

SOCIETE GENERALE - CHICAGO     15,000,000         20.00%
BRANCH


     TOTAL                     $75,000,000       100.00%

                                                                    SCHEDULE 5.1
                                                                    ------------


                          SUBSIDIARIES OF THE COMPANY
                       AND OWNERSHIP OF SUBSIDIARY STOCK




                                                       State or Other
                                                       Jurisdiction of          Percentage
                                                       Incorporation               Owned
                                                       ---------------          ----------
AptarGroup International L.L.C.                        Delaware                     100%
  AptarGroup Foreign Sales Corporation                 Barbados                     100%
  AptarGroup Holding S.A.                              France                       100%
    Aptar GmbH                                         Germany                      100%
      Erich Pfeiffer GmbH                              Germany                      100%
       Pfeiffer Vaporisateurs France S.a.r.L.          France                       100%
       P & S Japan Ltd.                                Japan                        100%
       Pfeiffer (U.K.) Limited                         United Kingdom               100%
       P&P Promotion of German Manufacturing
        Technologies GmbH                              Germany                      100%
       Vallis Leasobjekt Gesellschaft GmbH             Germany                       51%
      Loeffler Beteilugungs GmbH                       Germany                      100%
      Seaplast S.A. *                                  Spain                         50%
      Seaquist-Loeffler GmbH                           Germany                      100%
       Loffler Stet Spol. S.R.O.                       Czech Republic               100%
      SeaquistPerfect Dispensing GmbH                  Germany                      100%
      Valois Deutschland GmbH                          Germany                      100%
    AptarGroup S.A.                                    France                       100%
    Aptar South Europe SARL                            France                       100%
      Novares S.p.A.                                   Italy                        100%
      SAR S.p.A                                        Italy                        100%
       SAR France SCA                                  France                       100%
        AptarGroup SAR Finance Unlimited               Ireland                      100%
       Sar GmbH                                        Germany                      100%
       SAR (U.K.) Limited                              United Kingdom               100%
       Tes S.p.A. *                                    Italy                         35%
    Caideil M.P. Teoranta                              Ireland                      100%
    General Plastics S.A.                              France                       100%
    Graphocolor                                        France                        60%
    Moulage Plastique de Normandie S.A.                France                       100%
    Perfect-Valois U.K. Limited                        United Kingdom               100%
    Seaquist-Loeffler Limited                          United Kingdom               100%
    Valois S.A                                         France                       100%
    Valois Dispray S.A.                                Switzerland                  100%
    Valois Espana S.A.                                 Spain                        100%
    Valois Italiana S.r.l.                             Italy                        100%
  Inairic S.A.                                         Argentina                    100%
  Sar Dispensing Systems Ltd.                          Hong Kong                    100%
  SAR Do Brasil Ltda.                                  Brazil                       100%

                                 Schedule 5.1


                                                                    SCHEDULE 5.1
                                                                    ------------


                          SUBSIDIARIES OF THE COMPANY
                       AND OWNERSHIP OF SUBSIDIARY STOCK

  Seaquist Canada Ltd.                          Canada                      100%
    Seaquist Finance Unlimited                  Ireland                     100%
  Seaquist-Valois Australia Pty. Ltd.           Australia                   100%
  Seaquist-Valois do Brasil Ltda.               Brazil                      100%
  Seaquist-Valois Japan, Inc.                   Japan                       100%
Aptar Suzhou Dispensing Ltd.                    P.R. China                  100%
CosterSeaquist L.L.C.*                          Illinois                     50%
Emson Research, Inc.                            Connecticut                 100%
  Emson Europe Ltd.                             United Kingdom              100%
  Emson Foreign Sales Corporation               U.S. Virgin Islands         100%
  EMSAR, Inc.                                   Connecticut                 100%
  Emson Ventures, Inc.                          Connecticut                 100%
  Emson Ventures II, Inc.                       Connecticut                 100%
    P.T. Emson Ongko Indonesia                  Indonesia                   100%
  Emson Ventures III, Inc.                      Connecticut                 100%
    Emson Spraytech India Private Ltd.          India                        51%
  Emson Ventures IV, Inc.                       Connecticut                 100%
Global Precision, Inc.                          Florida                     100%
Liquid Molding Systems, Inc.                    Delaware                    100%
Philson, Inc.                                   Connecticut                 100%
Pfeiffer of America, Inc.                       Delaware                    100%
P Merger Corporation                            Connecticut                 100%
R.P.M. Manufacturing Company                    Connecticut                 100%
SAR U.S.A. Inc.                                 Delaware                    100%
Seaquist Closures L.L.C.                        Delaware                    100%
Seaquist Closures Foreign, Inc.                 Delaware                    100%
Seaquist de Mexico, S.A. de C.V.                Mexico                       75%
SeaquistPerfect Dispensing L.L.C.               Delaware                    100%
SeaquistPerfect Dispensing Foreign, Inc.        Delaware                    100%
Valois of America, Inc.                         Connecticut                 100%

*  Indicates affiliate of the Company

                                 Schedule 5.1

                                                                   SCHEDULE 5.18

                                     DEBT

                                                          Description   Secured by   Rate - fixed   Interest     Issue     Maturity
                                       Bank name            of Debt       Assets     or variable?      Rate      Date        Date
                                       ---------          -----------   ----------   ------------    --------    -----     --------
OVERDRAFTS
AAPTUS                           Other                    Bank            No          V                0.00%
Aptar GmbH                       West LB                  Bank            No          V                6.00%     03/31/99  04/01/99
Aptar GmbH                       ABN Amro                 Bank            No          V                6.00%     03/31/99  04/01/99
General Plastics                 Bred                     Bank            No          V                3.80%      3/31/99   3/31/99
General Plastics                 SG                       Bank            No          V                4.20%      3/31/99   3/31/99
Graphocolor                      Credit Lyonnais          Bank            No          V                3.88%      3/31/99   4/15/99
Graphocolor                      BNP                      Bank            No          V                3.83%      3/31/99   4/15/99
Graphocolor                      SG                       Bank            No          V                0.04%      3/31/99   4/15/99
Inairic                          BNL                      Bank             Y          V                0.18%      2/25/99   2/25/00
Perfect-Valois UK                Bank National De Paris   Bank            No          V                7.00%      3/99     Revolving
Seaquist Japan                   Mitsubishi Bank          Bank            No          V                3.50%      8/29/97   8/28/02
Seaquist Japan                   Mitsubishi Bank          Bank            No          V                3.50%      6/23/98   6/2/03
Seaquist Japan                   BNP                      Bank            No          V                2.00%     12/18/98  12/31/05
Seaquist Japan                   Sumitomo Bank            Bank            No          V                2.50%     12/18/98  12/17/03
Seaquist Loffler Germany         Volksbank                Bank            No          V                6.25%      3/30/99   4/30/99
SPD France                       BFCE                     Bank            No          V                3.79%      3/31/99     N/A
SPD France                       SG                       Bank            No          V                3.00%      3/31/99     N/A
SPD GmbH                         West LB                  Bank            No          V                6.00%      3/31/99   4/1/99
SPD GmbH                         ABN Amro                 Bank            No          V                6.00%      3/31/98   4/1/99
Valois                           Credit Lyonnais          Bank            No          V                3.61%      3/31/99     N/A
Valois                           Credit Agricole          Bank            No          V                3.61%      3/31/99     N/A
Valois                           SG                       Bank            No          V                3.61%      3/31/99     N/A

                                   LC - ST         LC - LT  TOTAL - LC     US$ - ST     US$ - LT          TOTAL $
                                 --------------------------------------------------------------------------------
OVERDRAFTS
AAPTUS                           2,326,589                  2,326,589        2,326,589     0             2,326,589
Aptar GmbH                          28,463                     28,463           15,673     0                15,673
Aptar GmbH                               3                          3                2     0                     2
General Plastics                   339,171                    339,171           55,688     0                55,688
General Plastics                 1,444,434                  1,444,434          237,159     0               237,159
Graphocolor                      3,675,862                  3,675,862          603,532     0               603,532
Graphocolor                      2,456,989                  2,456,989          403,408     0               403,408
Graphocolor                        424,084                    424,084           69,630     0                69,630
Inairic                            592,253                    592,253          592,549     0               592,549
Perfect-Valois UK                  497,073                    497,073          801,182     0               801,182
Seaquist Japan                  13,673,000                 13,673,000          115,045     0               115,045
Seaquist Japan                   4,170,000                  4,170,000           35,086     0                35,086
Seaquist Japan                 306,262,705                306,262,705        2,576,894     0             2,576,894
Seaquist Japan                  46,668,000                 46,668,000          392,665     0               392,665
Seaquist Loffler Germany           729,348                    729,348          401,623     0               401,623
SPD France                         177,671                    177,671           29,171     0                29,171
SPD France                         230,157                    230,157           37,789     0                37,789
SPD GmbH                           846,377                    846,377          466,067     0               466,067
SPD GmbH                         1,440,778                  1,440,778          793,380     0               793,380
Valois                             246,688                    246,688           40,503     0                40,503
Valois                           2,008,643                  2,008,643          329,795     0               329,795
Valois                             468,959                    468,959           76,997     0                76,997
                                                                     ---------------------------------------------
                               TOTAL OVERDRAFTS                             10,400,429     0            10,400,429
                                                                     ---------------------------------------------

                                 Schedule 5.18

                                                                   SCHEDULE 5.18
                                                                   -------------

                                     DEBT

                                                          Description   Secured by   Rate - fixed   Interest     Issue     Maturity
                                       Bank name            of Debt       Assets     or variable?      Rate      Date        Date
                                       ---------          -----------   ----------   ------------    --------    -----     --------
ST NOTES PAYABLE
AptarGroup                       ABN Amro                 Bank            No          V                5.35%     01/11/99  04/11/99
AptarGroup                       Society General          Bank            No          V                5.60%     03/31/99  04/01/99
AptarGroup                       WLB                      Bank            No          V                5.17%     03/30/99  04/06/99
AptarGroup                       BOA                      Bank            No          V                5.42%      2/19/99  04/30/99
China                            IBPS                     Bank            No          V                5.90%      7/16/98   7/15/99
China                            Bank of China            Bank            No          V                5.77%      7/14/98   7/13/99
China                            Bank of China            Bank            No          V                6.52%      7/24/98   7/13/99
Elims                            Reclass ST
Emson Foreign Sales Corp.        Fleet                    Bank            No          V                0.00%     03/31/99  04/05/99
Emson, Inc.                      Fleet                    Bank            No          V                0.00%     03/31/99  04/05/99
Emson, Inc.                      Fleet                    Bank            No          V                0.00%     03/31/99  04/05/99
Emson, Inc.                      Fleet                    Bank            No          V                0.00%     03/31/99  04/05/99
General plastics                 BNP                      Bank            No          V                3.88%      2/15/98   4/15/99
Novares S p A                    IMI-S PAOLO              Bank            N/A         F                5.60%        2/98      8/99
Novares S p A                    IBM Semea                Other           N/A         F                9.35%       10/98     12/99
S Loffler Ltd                    BOA                      Bank            No          V                6.00%     11/2/99    5/5/99
Sar France                       Groupe Soval             Bank            No          V               10.90%       11/96     5/99
Seaquist Loffler Germany         DM Eurokredit            Bank            No          V                3.96%      2/15/99   5/15/99
Seaquist Loffler Germany         DB Eurokredit            Bank            No          V                3.96%      3/11/99   6/11/99
SV Australia                     ABN Amro                 Bank            Yes         V                5.35%      3/24/99   5/24/99
SV Australia                     ABN Amro                 Bank            Yes         V                5.38%      3/29/99   4/29/99
Valois                           CIN                      Bank            No          V                3.24%      3/18/99   4/1/99
Valois                           CIN                      Bank            No          V                3.24%      3/19/99   4/1/99
Valois                           CIN                      Bank            No          V                3.23%      3/22/99   4/1/99

DISCOUNTED NOTES

Valois Spain                     Bilbao Vizcaya           Bank            No          V                7.00%      1/23/99   4/25/99

                                   LC - ST         LC - LT  TOTAL - LC     US$ - ST     US$ - LT          TOTAL $
                                   ------------------------------------------------------------------------------
OVERDRAFTS
                                         0                          0                0     0                     0
AptarGroup                      15,000,000                 15,000,000       15,000,000     0            15,000,000
AptarGroup                         600,000                    600,000          600,000     0               600,000
AptarGroup                      10,500,000                 10,500,000       10,500,000     0            10,500,000
AptarGroup                     123,000,000                123,000,000      123,000,000     0           123,000,000
China                              828,000                    828,000          100,022     0               100,022
China                           15,000,000                 15,000,000        1,812,000     0             1,812,000
China                           10,000,000                 10,000,000        1,208,000     0             1,208,000
Elims                          (25,000,000)               (25,000,000)     (25,000,000)                (25,000,000)
Emson Foreign Sales Corp.           21,641                     21,641           21,641     0                21,641
Emson, Inc.                      1,084,366                  1,084,366        1,084,366     0             1,084,366
Emson, Inc,                        104,788                    104,788          104,788     0               104,788
Emson, Inc.                         45,608                     45,608           45,608     0                45,608
General plastics                   274,500                    274,500           45,070     0                45,070
Novares S p A                    5,000,000                  5,000,000        2,781,000     0             2,781,000
Novares S p A                      677,552                    677,552          378,854     0               376,854
S Loffler Ltd                    1,300,000                  1,300,000        2,095,340     0             2,095,340
Sar France                          17,573                     17,573            2,885     0                 2,885
Seaquist Loffler Germany         2,000,000                  2,000,000        1,101,322     0             1,101,322
Seaquist Loffler Germany         2,000,000                  2,000,000        1,101,322     0             1,101,322
SV Australia                       100,000                    100,000           63,430     0                63,430
SV Australia                       100,000                    100,000           63,430     0                63,430
Valois                           2,800,000                  2,800,000          459,726     0               459,726
Valois                           9,200,000                  9,200,000        1,510,530     0             1,510,530
Valois                           3,500,000                  3,500,000          574,658     0               574,658
                                                                     ---------------------------------------------
                                                                           138,651,993     0           138,651,993
                                                                     ---------------------------------------------
DISCOUNTED NOTES

Valois Spain                     1,005,662                  1,005,662            6,510     0                 6,510

                                                                     ---------------------------------------------
                                                                                 6,510     0                 6,510
                                                                     ---------------------------------------------

                                 Schedule 5.18

                                                                   SCHEDULE 5.18
                                                                   -------------
                                        DEBT

                                 Description  Secured by   Rate - fixed  Interest     Issue     Maturity
                   Bank name       of Debt      Assets     or variable?    Rate        Date       Date       LC - ST     LC - LT
                   ---------       -------      ------     -----------     ----        ----       ----       -------     -------
NOTES PAYABLE

AptarGroup        Nationwide Life  Other          No            F          7.08%      10/1/95     9/30/05   3,571,429   21,428,571
AptarGroup        Reclass ST       Other          No                                              4/29/01               25,000,000
Emson, Inc.       Bank Term Loan   Bank           No            V          6.53%      4/15/98      5/1/03     800,000    2,466,667
Emson, Inc.       Revolver         Bank           No            V          5.56%      4/15/98      5/1/01           0    7,700,000
Emson, Inc.       Revolver         Bank           No            V          5.46%      4/15/98      5/1/01           0   10,000,000
Emson India       Pavron           Loan           No            V          0.00%                                    0    2,022,022
General Plastics  BNP              Bank           No            F          5.11%         8/98        7/03     372,739    1,389,120
General Plastics  Bred             Bank           No            F          4.90%         8/97        7/01     100,668      142,115
General Plastics  Bred             Bank           No            F          4.90%         8/97        7/01     251,670      355,287
General Plastics  Credipar         Bank           No            F         11.08%        11/95       10/99      14,674            0
General Plastics  SNVB Codevi      Bank           No            F          6.10%         7/96        7/00     257,500      128,750
General Plastics  SNVB Codevi      Bank           No            V          5.60%         8/96        8/00     198,750       99,375
Graphocolor       Agency Bassin    Other          No            F          0.50%     10/16/97    10/16/08      42,000      378,000
Graphocolor       Agency Bassin    Other          No            F          0.50%      3/26/91     3/16/00           0      106,400
Graphocolor       Agency Bassin    Other          No            F          0.50%      1/16/97     1/16/00           0    1,052,800
Graphocolor       SDR              Other          No            F          7.20%       1/1/90      1/1/99     190,214            0
Graphocolor       CMT              Other          No            V          3.80%      8/20/96     8/20/03   1,232,145    6,160,705
Graphocolor       CMT              Other          No            V          3.80%      8/20/96     8/20/03     375,000    1,875,000
MPN               Credit General
                  Industriel       Bank                         F          0.00%            0           0           0            0
MPN               Societe General  Bank           No            F          4.95%         8/98        1/00     245,725      646,442
MPN               Societe General  Bank           Yes           F          6.10%         6/96        5/00      88,043      109,721
MPN               CIC              Bank           No            F          5.40%         8/97        7/01     120,863      171,622
MPN               Societe General  Bank           No            V          5.14%         8/97        7/01     276,538      391,488
SAR               Loan L           Other          No            F          3.69%      1/13/95     7/29/09           0    1,392,973
SAR               Loan I           Other          No            F          0.00%         7/97        1/99           0            0
Seaquist de
 Mexico           Other            Bank           Yes           F          0.00%            0           0     273,696      136,848
Seaquist
 Loffler Germany  GEFA 83165       Other          No            F          4.94%       3/1/97      1/1/99           0            0
Seaquist
 Loffler Germany  GEFA 83166       Other          No            F          4.74%       4/1/97      2/1/99           0            0
Seaquist
 Loffler Germany  GEFA 83167       Other          No            F          5.70%      12/1/97     10/1/99     101,500            0
Seaquist
 Loffler Germany  GEFA 83153       Other          No            F          5.79%       5/1/98      3/1/00      99,000       22,000
Seaquist
 Loffler Germany  GEFA 83154       Other          No            F          5.53%       5/1/98      3/1/00     174,150       77,400
Seaquist
 Loffler Germany  GEFA 83155       Other          No            F          5.53%       6/1/98      4/1/00     124,470       41,490
Seaquist
 Loffler Germany  GEFA 83152       Other          No            F          5.24%      10/1/97      8/1/99      27,500            0
Seaquist
 Loffler Germany  Loeffler Loan    Other          No            F          4.90%      7/31/98     9/30/04     623,679    6,082,522
Valois            ANVAR            Bank           No            F          0.00%       9/4/92     6/30/00     200,000      200,000
Valois            Participation    Other          No            F          6.00%       4/1/93      4/1/03   5,406,901   28,744,466
Valois Italiana   Mediocredito     Bank           No            V          1.20%     12/31/98     6/30/08      40,000      360,786
Valois of
 America          CDA              Other          Yes           F          4.50%     11/28/95      6/1/95      91,808      605,240

                         TOTAL - LC      US$ - ST    US$ - LT      TOTAL $
                         -------------------------------------------------
NOTES PAYABLE
AptarGroup               25,000,000     3,571,429   21,428,571   25,000,000
AptarGroup               25,000,000             0   25,000,000   25,000,000
Emson, Inc.               3,266,667       800,000    2,466,667    3,266,667
Emson, Inc.               7,700,000             0    7,700,000    7,700,000
Emson, Inc.              10,000,000             0   10,000,000   10,000,000
Emson India               2,022,022             0       47,659       47,659
General Plastics          1,761,859        61,199      228,077      289,276
General Plastics            242,783        16,528       23,334       39,882
General Plastics            606,957        41,321       58,334       99,655
General Plastics             14,674         2,409            0        2,409
General Plastics            386,250        42,278       21,139       63,418
General Plastics            298,125        32,632       16,316       48,949
Graphocolor                 420,000         6,896       62,063       68,959
Graphocolor                 106,400             0       17,470       17,470
Graphocolor               1,052,800             0      172,857      172,857
Graphocolor                 190,214        31,231            0       31,231
Graphocolor               7,392,850       202,303    1,011,514    1,213,817
Graphocolor               2,250,000        61,571      307,853      369,423
MPN                               0             0            0            0
MPN                         892,167        40,345      106,138      146,483
MPN                         197,764        14,456       18,015       32,470
MPN                         292,485        19,844       28,178       48,023
MPN                         668,026        45,404       64,278      109,682
SAR                       1,392,973             0      774,772      774,772
SAR                               0             0            0            0
Seaquist de
 Mexico                     410,544        28,738       14,369       43,107
Seaquist
 Loffler Germany                  0             0            0            0
Seaquist
 Loffler Germany                  0             0            0            0
Seaquist
 Loffler Germany            101,500        55,892            0       55,892
Seaquist
 Loffler Germany            121,000        54,515       12,115       66,630
Seaquist
 Loffler Germany            251,550        95,898       42,621      138,519
Seaquist
 Loffler Germany            165,960        68,541       22,847       91,388
Seaquist
 Loffler Germany             27,500        15,143            0       15,143
Seaquist
 Loffler Germany          6,706,201       343,436    3,349,408    3,692,843
Valois                      400,000        32,838       32,838       65,675
Valois                   34,151,367       887,748    4,719,496    5,607,245
Valois Italiana             400,786        22,248      200,669      222,917
Valois of
 America                    697,048        91,808      605,240      697,048
                           ROUNDING            (1)                       (1)
                                     --------------------------------------
TOTAL NOTES PAYABLE                     6,686,652   78,552,836   85,239,487
                                     --------------------------------------

                                 Schedule 5.18

                                                                   SCHEDULE 5.18


                                        DEBT

                      Bank name    Description    Secured by   Rate - fixed  Interest     Issue     Maturity       LC - ST
                      ---------      of Debt        Assets     or Variable?    Rate        Date       Date         -------
                                     -------        ------     -----------     ----        ----       ----
MORTGAGES PAYABLE

General Plastics  Credit Agricole  Bank               Yes            F         5.90%       1/97       12/00         260,718
General Plastics  Societe General  Bank               Yes            V         4.65%       4/98        1/02         225,000
General Plastics  Credit Agricole  Bank               Yes            F         5.05%       8/98        7/02         153,886
General Plastics  SNVB             Bank               Yes            F         4.80%       8/98        7/02         199,094
General Plastics  SNVB             Bank               Yes            F         5.25%       8/98        7/02         188,740
General Plastics  Bred             Bank               Yes            F         4.80%      10/98        7/02         177,350
General Plastics  BNP              Bank               Yes            F         4.09%       3/99        9/03          91,066
General Plastics  BNP              Bank               Yes            F         4.09%       3/99        2/03         772,842
Novares S.p.A.    Loan BNL         Other              No             F         2.10%   12/22/98     6/30/08         269,260
Pfeiffer GmbH     Commerzbank      Bank               Yes            F         4.70%      06/96        3/99               0
Pfeiffer GmbH     West LB          Bank               Yes            F         5.00%      06/96       12/01         161,515
Pfeiffer GmbH     Sparkasse        Bank               No             F         4.95%       3/98       12/02       1,000,000
Pfeiffer GmbH     BW Bank          Bank               No             F         4.90%      11/97       12/02       1,000,000
Pfeiffer GmbH     BW Bank          Bank               No             F         5.00%      06/96       12/99         625,000
Sar               Loan             Other              Yes            F         5.25%   12/31/94     6/30/04         599,035
INDUSTRIAL REV  BONDS

SPD US            IRB              IRB                No             V         6.05%      12/96       12/01         333,400


                          LC - LT     TOTAL - LC      US$ - ST    US$ - LT      TOTAL $
                         --------------------------------------------------------------
MORTGAGES PAYABLE

General Plastics           205,859      466,577        42,807       33,800       76,606
General Plastics           450,000      675,000        36,942       73,885      110,827
General Plastics           572,747      726,633        25,266       94,038      119,304
General Plastics           503,378      702,472        32,689       82,649      115,337
General Plastics           480,816      669,556        30,989       78,944      109,933
General Plastics           692,111      869,461        29,119      113,636      142,755
General Plastics           908,934    1,000,000        14,952      149,236      164,188
General Plastics         3,427,158    4,200,000       126,891      562,698      689,590
Novares S.p.A.           2,530,740    2,800,000       149,762    1,407,598    1,557,360
Pfeiffer GmbH                    0            0             0            0            0
Pfeiffer GmbH              323,338      484,853        88,940      178,050      266,990
Pfeiffer GmbH            3,000,000    4,000,000       550,661    1,651,983    2,202,644
Pfeiffer GmbH            3,000,000    4,000,000       550,661    1,651,983    2,202,644
Pfeiffer GmbH                    0      625,000       344,163            0      344,163
Sar                      3,115,244    3,714,279       333,183    1,732,699    2,065,882
                                       ROUNDING            (1)                       (1)
                                                    -----------------------------------
                             TOTAL MORT PAYABLE     2,357,025    7,811,198   10,168,223
                                                    -----------------------------------
INDUSTRIAL REV BONDS
SPD US                     582,450      915,850       333,400      582,450      915,850
                                                    -----------------------------------

                                 Schedule 5.18

                                                                   SCHEDULE 5.18
                                                                   -------------

                                                                   DEBT

                                           Description    Secured by   Rate - fixed    Interest     Issue     Maturity
                            Bank name        of Debt       Assets      or variable?      Rate        Date       Date
                            ---------      -----------    ---------     -----------     -------     -----     --------
CAPITAL LEASES
Dispray                   Capital Lease      Building         Yes            F           2.50%        7/88        7/03
Dispray                   Capital Lease      Building         Yes            F           6.62%        3/95        3/05
General Plastics          Capital Lease      Press            Yes            F           8.02%     3/15/95     3/15/00
General Plastics          Capital Lease      Press            Yes            F           8.32%     8/15/95     8/15/00
General Plastics          Capital Lease      Press            Yes            F           7.59%      4/1/96    11/26/00
Graphocolor               Capital Lease      Misc Equip       No             V           4.08%    12/30/96    12/30/08
MPN                       Capital Lease      Sofinbail        Yes            F           7.49%        3/95        3/00
Pfeiffer-Vlaois UK        Capital Lease      Fork Lift Truc   No             F          12.43%      7/1/98     6/30/03
Rounding
Seaquist Loffler Czech    Capital Lease      Machine          Yes            F           7.00%      7/1/98      6/1/02
SVC Australia             Capital Lease      Volkswagon       Yes            F           7.24%     3/22/99     3/22/03
SVC Australia             Capital Lease      Subaru           Yes            F           6.99%     11/7/97     11/7/01
Valois                    Capital Lease      Domibail         Yes            V           3.88%     6/30/90     6/30/05
Valois                    Capital Lease      Domibail         Yes            V           3.85%     12/1/93     12/1/08
Valois                    Capital Lease      Domibail         Yes            V           4.80%     1/10/90      7/4/05

                            LC - ST     LC - LT     TOTAL - LC      US$ - ST    US$ - LT      TOTAL $
                            -------------------------------------------------------------------------
CAPITAL LEASES
Dispray                      16,932     1,150,598    1,167,530        11,429      776,654      788,083
Dispray                      16,418     1,190,101    1,206,519        11,082      803,318      814,400
General Plastics            372,964             0      372,964        61,236            0       61,236
General Plastics             99,557        48,564      148,121        16,346        7,974       24,320
General Plastics            101,831        79,678      181,509        16,719       13,082       29,802
Graphocolor                 903,591    13,763,159   14,666,750       148,359    2,259,746    2,408,104
MPN                         191,346             0      191,346        31,417            0       31,417
Pfeiffer-Vlaois               3,126        14,406       17,532         5,038       23,220       28,258
Rounding                                             ROUNDING              2                         2
Seaquist Loffler Czech    4,360,447    16,421,359   20,781,806       121,787      458,649      580,436
SVC Australia                 6,226        42,608       48,834         3,949       27,026       30,975
SVC Australia                 5,182        25,789       30,971         3,287       16,358       19,645
Valois                    2,031,127     8,784,702   10,815,829       333,487    1,442,343    1,775,829
Valois                    1,842,110    11,099,429   12,941,539       302,452    1,822,393    2,124,845
Valois                      912,145     6,850,357    7,762,502       149,763    1,124,746    1,274,510

                                                                   -----------------------------------
                           TOTAL CAPITAL LEASES                    1,216,355    8,775,508    9,991,862
                                                                   -----------------------------------

                                 Schedule 5.18

                                                                   SCHEDULE 5.18
                                                                   -------------

                                     DEBT

                                                          Description   Secured by   Rate - fixed    Interest    Issue     Maturity
                                       Bank name            of Debt       Assets     or variable?      Rate      Date        Date
                                       ---------          -----------   ----------   ------------    --------    -----     --------
All other Debt between
March 31, 1999 and the
Effective Date which had an
original principal amount in
excess of $25,000,000:

AptarGroup debt placement              Various            Private           No           Fixed         6.62%     5/28/99    5/30/11
                                     institutions         Placement


Repay ST note from proceeds BOA                                                                                  Updated
                                                                                                                  Total



                                   LC - ST         LC - LT  TOTAL - LC        US$ - ST     US$ - LT        TOTAL $
                                   ------------------------------------------------------------------------------

GRAND TOTAL DEBT PER BOOKS
  at March 31, 1999                                                        159,652,362   95,721,991    255,374,353
                                                                         =========================================


All other Debt between
March 31, 1999 and the
Effective Date which had an
original principal amount in
excess of $25,000,000:

AptarGroup debt placement
                                                                                     0  107,000,000    107,000,000

Repay ST note from proceeds BOA                                           (107,000,000)               (107,000,000)
                                                                         -----------------------------------------
                                                                            52,652,362  202,721,991    255,374,353
                                                                         =========================================



                                 Schedule 5.18

                                 SCHEDULE 6.15

                             EXISTING INVESTMENTS

Equity investments:

Seaplast (50%)                            1,585,681

TES (40%)                                    74,923

CosterSeaquist LLC (50%)                  2,624,757
                                         ----------
Subtotal                                  4,285,361

Other:

Fadeva loan                                 500,000
                                         ----------
Grand Total                               4,785,361
                                         ==========

                                 SCHEDULE 10.2

                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
As Administrative Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520
Attention:    Jon Kubokawa
              Telephone: (925) 675-8401
              Facsimile: (925) 675-8500

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America National Trust and Savings Association
231 S. LaSalle Street
Chicago, IL 60201
Attention:    M.H. Claggett, Vice President
              Telephone: (312) 828-1549
              Facsimile: (312) 987-1276

ADMINISTRATIVE AGENT'S PAYMENT OFFICE
-------------------------------------

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520
ABA No. 121-000-358
For Credit to Account No.: 12336-17053
Ref: AptarGroup, Inc.

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
As a Lender

Domestic and Offshore Lending Office:

Bank of America National Trust
and Savings Association
200 West Jackson Boulevard, 9th Floor
Chicago, IL 60606
Attention:  Pamela Scarborough
            Telephone: (312) 828-3852
            Facsimile: (312) 974-9626

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
231 S. LaSalle Street
Chicago, IL 60201
Attention:  M.H. Claggett, Vice President
            Telephone: (312) 828-1549
            Facsimile: (312) 987-1276

ABN AMRO BANK N.V.
------------------

Domestic and Offshore Lending Office:
208 South LaSalle, Suite 1500
Chicago, IL 60604-1003
Attention:  Credit Administration
            Telephone: (312) 992-5110
            Facsimile: (312) 992-5111

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 625
Chicago, IL 60603
Attention:  Bernard McGuigan
            Telephone: (312) 904-2664
            Facsimile: (312) 904-1110

SOCIETE GENERALE - CHICAGO BRANCH
---------------------------------

181 West Madison
Chicago, IL 60602
Attention:  Michael Lincoln, Director
            Telephone: (312) 578-5056
            Facsimile: (312) 578-5099

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

181 West Madison
Chicago, IL 60602
Attention:  Michael Lincoln, Director
            Telephone: (312) 578-5056
            Facsimile: (312) 578-5099

FLEET NATIONAL BANK
-------------------

Domestic and Offshore Lending Office:

850 Main Street
Bridgeport, CT 06604
Attention:
            Telephone:
            Facsimile:

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Mail Stop CT FD KO2A
One Landmark Square
Second Floor
Stamford, CT 06901
Attention:  H. Frazier Caner
            Telephone: (203) 964-4884
            Facsimile: (203) 964-4851


APTARGROUP, INC.
----------------

AptarGroup, Inc.
475 West Terra Cotta Avenue
Suite E
Crystal Lake, IL 60014

Attention:  Vice President-Risk Management
            Facsimile: (815) 477-0481